UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PATRICK INDUSTRIES, INC.

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PATRICK
INDUSTRIES, INC.
RECREATIONAL VEHICLE • MARINE • MANUFACTURED HOUSING • INDUSTRIAL

PATRICK INDUSTRIES, INC.

DEAR SHAREHOLDER,

Please review the proxy / notice card for instructions on how to vote over the Internet, by telephone or by mail in order to be certain that your shares of stock are represented at the Annual Meeting. It is important that all Patrick Industries, Inc. shareholders vote and participate in the affairs and governance of our Company.

We are pleased to invite you to join us for our Annual Meeting of Shareholders, which will be conducted this year via live audio webcast on May 14, 2020 at 10:00 A.M. Eastern time. Based on the sensitivity to travel limitations given the Coronavirus (COVID-19), you will be able to attend the virtual meeting of shareholders online via the Internet at www.meetingcenter.io/205000405. In the Notice of 2020 Annual Meeting and Proxy Statement, we describe the matters upon which you will be asked to vote at the meeting.

Fiscal 2019 was a year of adaptation to volatile conditions in our end markets as well as execution and positioning the organization for long-term strategic growth, solid financial stability and rewarding our long-term shareholders. We successfully executed on several opportunities, which resulted in a solid year of strategic achievements including:

•	Completed two strategic acquisitions representing $54 million in annualized revenues
•	Enhanced capital structure with amended credit facility and extension of its maturity date
•	Completed a $300 million offering of 7.50% Senior Notes due 2027
•	Implemented a quarterly cash dividend
•	Added three new Board members

In addition, we have significantly increased our focus on environmental, social and governance (“ESG”) responsibilities and best practices with the goal to better understand the issues that most significantly impact our Company, team members, partners, communities, and the core markets we serve. To this end, the Corporate Governance and Nominations Committee of our Board of Directors (the “Board”) was charged in 2019 with providing appropriate oversight on ESG matters that includes working with management to identify and define relevant ESG topics and enhancing our communications going forward to all of our stakeholders. We have highlighted several of the initiatives that took place in 2019 within this Proxy Statement.

As the very difficult and unprecedented circumstances surrounding the COVID-19 pandemic have taken hold of virtually all aspects of life over the last several months, we wish to extend all our team members, customers, investors and other stakeholders and their families our sincere wishes for continued health and safety as we all navigate through these uncertain and volatile times together.

While the long-term impacts from the pandemic are unclear at this time, we are committed to generating strong cash flows in 2020, and expect to continue to drive our business and execute off of our operational and financial platforms and capitalize on the tremendous benefits that the leisure and lifestyle markets and the housing and industrial markets we serve are expected to provide as we adjust to the new environment.

In closing, please review the proxy / notice card for instructions on how to vote over the Internet, by telephone or by mail in order to be certain that your shares of stock are represented at the Annual Meeting. It is important that all Patrick Industries, Inc. shareholders vote and participate in the affairs and governance of our Company.

Todd M. Cleveland

Executive Chairman of the Board

April 23, 2020

Notice of Annual Meeting

Date & Time: Thursday May 14, 2020 10:00 A.M., EDT	Location: Online at www.meetingcenter.io/205000405 Meeting Password: PATK2020	Record Date: March 20, 2020

Voting Matters
		Board Vote	Page Reference
Proposal		Recommendation	(for more detail)

PROPOSAL 1	To elect nine directors to the Board of Directors to serve until the 2021 Annual Meeting of Shareholders	FOR EACH NOMINEE	8

PROPOSAL 2	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020	FOR	16

PROPOSAL 3	To approve an amendment to the Patrick Industries, Inc., 2009 Omnibus Incentive Plan (the “Plan”) to increase the number of shares available for grant under the plan by a total of 1,000,000 shares	FOR	19

PROPOSAL 4	To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers for fiscal year 2019 as disclosed in the Proxy Statement (a “Say-on-Pay” vote)	FOR	24

	To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof

The Board of Directors has fixed the close of business on March 20, 2020 as the record date for the determination of the holders of shares of our outstanding common stock entitled to notice of and to vote at the Annual Meeting of Shareholders. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

Your vote is important. Whether or not you expect to attend the virtual meeting, please vote your shares using the Internet, by telephone or by mail by signing, dating and returning the enclosed proxy in the enclosed envelope, so that even if you are unable to attend, your shares will still be represented at the meeting. If you hold shares through a broker or other custodian, please check the voting instructions used by that broker or custodian. Please note that brokers may not vote your shares on the election of directors, on compensation matters or on other proposals to be considered by shareholders at the Annual Meeting (except on the ratification of the independent auditors) in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

By Order of the Board of Directors,

Joshua A. Boone Secretary, April 23, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 14, 2020:

Our Proxy Statement and Annual Report to Shareholders for fiscal 2019 are available on Patrick Industries, Inc.’s website at www.patrickind.com under “Investor Relations-Investor Information.” You may also request hard copies of these documents free of charge by writing to us at the following address: 107 West Franklin Street, Elkhart, Indiana 46515-0638. Attention: Office of the Secretary.

Proxy	107 West Franklin Street Elkhart, Indiana 46515-0638 (574) 294-7511
Statement ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement and the accompanying Proxy Card are being mailed to shareholders of Patrick Industries, Inc. (the “Company” or “Patrick”) whose shares are held through an intermediary, such as a bank or broker, on the shareholder’s behalf (“street name”) on or about April 23, 2020, and are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) for the Annual Meeting of Shareholders to be held online (virtual meeting) on May 14, 2020 (the “Annual Meeting”) for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

The Company has elected to use the “Notice and Access” method of providing to registered shareholders of record the proxy materials via the Internet due to mailing and distribution difficulties related to COVID-19. This process provides you with a convenient way to access your proxy materials and vote your shares, while also allowing us to conserve natural resources and reduce the costs of printing and shipping the proxy materials to you. On or about April 23, 2020, we will mail to our registered shareholders a Notice of Internet Availability of Proxy Materials which includes instructions on how to access our Proxy Statement and our 2019 Annual Report online. The Notice also includes instructions on how to vote via the Internet and how to obtain a paper copy of the proxy materials.

If the form of proxy which accompanies this Proxy Statement is executed and returned, or is voted by Internet or by telephone, it may be revoked by the person giving it at any time prior to the voting thereof by:

(i)	changing your vote using the online voting method described under “Voting Information” on page 7, in which case only your latest Internet proxy submitted prior to the Annual Meeting will be counted;

(ii)	filing with the Secretary of the Company, during or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy;

(iii)	duly executing and dating a subsequent proxy relating to the common stock and delivering it to the Secretary of the Company during or before the Annual Meeting; or

(iv)	voting your shares electronically during the Annual Meeting.

If the form of proxy is signed, dated and returned without specifying choices on one or more matters presented to the shareholders, the shares will be voted on the matter or matters listed on the proxy card as recommended by the Company’s Board.

Additional solicitations, in person or by telephone or otherwise, may be made by certain directors, officers and employees of the Company regarding the proposals without additional compensation. Expenses incurred in the solicitation of proxies, including postage, printing and handling, and actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding documents to beneficial owners, will be paid by the Company.

For certain beneficial holders of our common stock, Patrick’s Annual Report to Shareholders, which contains Patrick’s Annual

Report on Form 10-K for the year ended December 31, 2019, accompanies this Proxy Statement. Requests for additional copies of the Annual Report on Form 10-K should be submitted to the Office of the Secretary, Patrick Industries, Inc., 107 West Franklin Street, Elkhart, Indiana 46515-0638. Annual Meeting materials may also be viewed online through our website, www.patrickind.com under “Investor Relations”.

Proxy Summary

This summary highlights certain information contained in our 2020 Proxy Statement. Although it does not contain all of the information in this Proxy Statement, it provides an overview of the information discussed herein. You should carefully review the entire Proxy Statement before voting.

Voting Matters

PROPOSAL 1: ELECTION OF DIRECTORS

As of the date of this Proxy Statement, our Board of Directors (the “Board”) is comprised of nine members, each of whom has been nominated for election to the Board at the May 14, 2020 Annual Meeting: Joseph M. Cerulli, Todd M. Cleveland, John A. Forbes, Michael A. Kitson, Pamela R. Klyn, Derrick B. Mayes, Andy L. Nemeth, Denis G. Suggs and M. Scott Welch.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM FOR FISCAL YEAR 2020

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE 2009 OMNIBUS INCENTIVE PLAN

PROPOSAL 4: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Board recommends you vote “FOR” each of the nine nominees listed under Proposal 1 and “FOR” Proposals 2, 3 and 4.

Board Composition – Experience and Expertise

Corporate Governance Developments

The Board believes that fundamental corporate governance is important to ensure that we are managed for the long-term benefit of our shareholders per a (1) Board Diversity Policy and a (2) Social and Environmental Responsibility Policy.

In 2020, the Board provided additional disclosures, as summarized on pages 5 and 6, regarding the Company’s environmental, social and governance (“ESG”) practices. In alignment with the Company’s Code of Ethics and Business Conduct and Corporate Governance Guidelines, the Board aims to ensure that ESG matters are considered and supported in the Company’s operations and administrative matters and are consistent with Patrick shareholders’ best interests.

The Board Diversity and Social and Environmental Responsibility Policies are discussed in greater detail on pages 25 and 26 of this Proxy Statement and are also available on the Company’s website, www.patrickind.com, under “Investor Relations—Corporate Governance.”

2020 PROXY STATEMENT	1

Business Financial Highlights

Fiscal Year 2019 Company Financial Performance Summary

7,500+ Team Members Helped Achieve Our Goals	168% Cumulative Company TSR % Over a Five Year Period	57% Cumulative S&P 500 Index TSR % Over Same Five Years

Fiscal 2019 represented continued strategic execution and positioning for the future, despite headwinds and volatility in the markets we serve as a result of secular industry recalibration. We focused our efforts on continuing to drive a lean organization, maintaining a balanced and disciplined capital allocation strategy, and further solidifying our balance sheet to position our Company to provide strength, flexibility and the ability to manage through various economic cycles for long-term strategic growth in the four core markets we serve—recreational vehicle (“RV”), marine, manufactured housing (“MH”), and Industrial. The ultimate goal of this vision centers around rewarding our shareholders in balance with the interests all of our stakeholders and the communities in which we operate and live.

The Company continued to execute on a company-wide market and performance-based rewards platform designed to reward for differentiated performance that supported operating excellence and growth organically and through acquisitions in 2019.

The execution of our 2019 Organizational Strategic Agenda and the efforts of our more than 7,500 team members produced sales, net income, and net income per diluted share in 2019 that was below our targeted operating results (net of acquisitions) primarily as a result of market declines being materially greater than the assumptions that were built into our fiscal 2019 operating plan. Despite actual revenues being below our plan, the Company adapted and flexed its operating structure to appropriately align costs with the revenue stream, deliver organic market share gains, and position itself for anticipated market growth in both the leisure and housing and industrial markets in 2020, but also for various possible downside market scenarios should they occur.

The Company’s cumulative total shareholder return (“TSR”) over the five-year period from December 31, 2014 to December 31, 2019 was 168% compared to 57% for the S&P 500 Index over the same time period.

The charts below illustrate the Company’s performance related to net sales, net income and net income per diluted share since 2015. We believe these achievements are the result of balancing our autonomous business unit structure with the overarching strategies and initiatives of the Company while focusing on our ‘Customer 1st’ performance-oriented culture.

2

The Company’s performance is ultimately focused on meeting the needs of our large breadth of customers, generating returns for our shareholders, supporting our communities, and reinvesting in our team members. While we focus on achieving annual objectives and outcomes, the Company continues to emphasize our long-range strategic plan and the execution of that plan.

Executive Compensation Highlights

Aligning Pay to Differentiated Performance

The Company has embraced a long-time philosophy of rewarding its leadership team for differentiated performance in a given performance year. The architecture of the Executive Compensation Plan is specifically designed to support this philosophy by focusing on variable pay for the leadership team, an approach which is also pervasive throughout the levels of the organization. This philosophy is reflected in each element of compensation as the Compensation Committee recommends compensation decisions to the Board. Our leaders understand and are motivated to impact the key metrics that will drive growth, profitability and ultimately shareholder value in both the short and long term. The plan design is brought to life through understanding each compensation element and the impact of the individual’s and the team’s performance as outlined below:

Compensation Element	Percentile Positioning vs. Peer Proxy and General Industry Data

BASE SALARY	25th – 50th

SHORT-TERM INCENTIVE	50th – 75th

TOTAL TARGET CASH	50th – 75th

LONG-TERM INCENTIVE	25th – 50th

TOTAL TARGET DIRECT COMPENSATION	50th – 75th

2020 PROXY STATEMENT	3

The positioning of each compensation element relative to Peer Group and General Industry data supports our philosophy of rewarding differentiated performance by emphasizing each executive’s variable pay elements.

•	Base Salary incorporates a philosophy of a lower base than peers to reduce the importance of fixed pay and drive focus on performance-dependent variable pay.

•

The annual Short-term cash compensation plan is highlighted through enhanced payouts for performance above plan up to a maximum of 200% of target compensation and incorporates a threshold payout of 50% of target compensation at 75% of plan.

•

Long-term incentive compensation is designed to drive the executive’s focus on long-term profitability through both organic and inorganic growth over the three-year award performance period. This equity plan is also designed to motivate leadership to perform above plan with a maximum payout of 200% of target compensation and a threshold payout of 50% of target compensation at 80% of plan.

Our focus on variable pay to motivate performance has been core to our compensation plan over the past decade and has proven to be successful in aligning our team’s compensation to shareholder returns.

Our focus on variable compensation is highlighted through the charts below for variable vs. fixed compensation at target performance for our Chief Executive Officer (“CEO”) and for our other Named Executive Officers (“NEOs”) combined:

Key Compensation Actions Taken in Fiscal 2019

•	Modified both the Short-term and the Long-term Incentive Plans to better align the payout percentages for performance above plan with market benchmarks;

•	Increased compensation for the NEOs to align with the Company’s performance in 2019, year-over-year revenue growth, and size scoping of our Peer Group and General Industry data; and

•	Continued to utilize external consultant, Willis Towers Watson, for data and consultation as requested by the Compensation Committee.

For additional information regarding the compensation of our NEOs, please refer to the Compensation Discussion and Analysis (“CD&A”) beginning on page 33.

4

Environmental, Social and Governance Highlights (ESG)

The Company has a long-standing practice of managing responsibilities in the area of Environmental, Social and Governance ("ESG") standards and expectations. The Corporate Governance and Nominations Committee of our Board oversees ESG initiatives and works with management to identify and define relevant ESG topics and enhance our communications with our employees, customers, communities and shareholders. In 2019, the Company outlined key initiatives in each of these areas to document our goals within the business and the business communities in which we operate. Our website, www.patrickind.com under "Investor Relations–Corporate Governance", contains information on our environmental and social policies and programs which includes a "Social and Environmental Responsibility Policy" and "Environmental, Social and Governance Disclosures".

Environmental

We recognize that a healthy environment and safe workplaces are critical to our business, strategy, society and people. We address environmental issues in an integrated manner to encompass protection of the environment as well as team member health and safety. The environmental, health and safety ("EHS") systems, processes and tools we have in place across our global footprint enable us to meet or exceed governmental and industry requirements. Our EHS team, comprised of corporate level team members and various business unit directors, reports directly to the Chief Operating Officer and in turn, senior management reports on a quarterly basis, or as necessary, to the Board regarding EHS related matters. We are committed to continuous improvement in our performance and notable highlights in 2019 include:

- Established companywide sourcing/transportation program to leverage distribution network and identify redundant transportation resources to reduce costs, fuel consumption and emissions, drive efficiencies, and manage transportation/import compliance;
- Increased awareness and focus to drive performance through safety improvements and training while building leading indicator safety culture – Recordable incident rates decreased compared to 2018 along with a drop in the severity rate;
- Ongoing conservation efforts included reducing waste, recycling chemicals, and increasing energy efficiency across our global footprint;
- Continued adherence and compliance with environmental standards, permitting, waste discharge and hazardous substances, if used;
- Continually trained and educated our employees on their responsibility to identify work that is unsafe or environmentally unsound through regularly held safety training sessions at each of our manufacturing and distribution facilities

2020 PROXY STATEMENT 5

Social

Our Company has established a reputation for maintaining the entrepreneurial culture and spirit of the businesses it has acquired and we are committed to making the communities in which we operate better places to live and work. In addition, we strive to create a culture where talented people want to come to work, develop their careers, become leaders, and make a difference for all our stakeholders and communities. As with our NEOs, all team members have the opportunity to develop to the top of their capabilities through our differentiated performance and leadership platform. Notable social highlights in 2019 include:

- We responsibly manage and influence the environmental and social impacts of our suppliers and continue to assess product suppliers for environmental and social responsibility in all regions through an annual certification as required. See "Statement Regarding the Use of Conflict Minerals" at **www.patrickind.com** under **"Investor Relations–Corporate Governance";**
- Financial commitments to the Elkhart Community Foundation, the local health and fitness and community center, and various Boys and Girls Clubs in Elkhart and other neighboring towns. In addition, we are a major sponsor of the RV industry production associate skills training program and have provided support to numerous charitable organizations in local communities, schools, 4-H fairs, city education programs, and mental health service organizations, among others;
- Built core leadership capabilities throughout the organization with customized coaching and development plans to accelerate the development of our diverse talent pool - completed buildout of Patrick's Career Development Resource Guide and updated all core training materials;
- Recruited new college graduates interested in training for future leadership in a manufacturing environment for our rotating three-year Impact Operations Leadership Development Program;
- Further developed interactive annual talent review process and talent engagement program to acquire, develop, engage and retain our core team to assure our organization is staffed in alignment with business demands, while providing a tool to enhance the professional development of each team member;
- COVID-19 community support including:
  - Providing personal protective equipment for health care professionals, and donations to hospitals in the northern Indiana area for protective masks and meals for local health care professionals;
  - Patrick's Dowco team, located in Manitowoc, Wisconsin, shifted their operational focus from manufacturing marine components to the rapid development and production of plastic face shields and isolation gowns

Governance

We are committed to maintaining a strong corporate governance program that complies with all requirements, reflects best practices, and ensures that we are managed for the benefit of our shareholders for the long-term.

- The Board operates under Corporate Governance Guidelines, which together with the Articles of Incorporation, Bylaws, and committee charters constitute the primary structure for the Company's governance.
- Our Board has three committees – Audit, Compensation, and Corporate Governance and Nominations, which are responsible for overseeing key strategy areas for the Company. Each Committee's responsibilities are clearly outlined in their respective charter documents at **www.patrickind.com** under **"Investor Relations–Corporate Governance".**

Notable Corporate Governance Highlights Include:

- 7 of 9 director nominees are independent
- 3 new directors added to Board in 2019, which comprise 33% of gender and ethnic diversity
- Annual election of all directors
- Non-Employee Directors regularly meet in executive session without management present
- Annual Board and Committee evaluations
- Guidelines for Code of Ethics and Business Conduct applicable to all employees and directors
- Extensive Board oversight of strategic plan execution and risk management
- Lead independent director
- Single class voting structure (one share, one vote)
- President, CEO, and CFO regularly meet with shareholders to discuss Company strategic initiatives and market position and Company growth and capital allocation perspectives
- Code of Ethics for senior executives

6

PATRICK
INDUSTRIES, INC.

Voting

Information

Each shareholder is entitled to one vote for each share of our common stock held as of the record date. For purposes of the meeting, a quorum means a majority of the outstanding shares “present” in person or by proxy at the meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting. Shares that are represented at the Annual Meeting but abstain from voting on any or all matters will be counted as shares present and entitled to vote in determining the presence of a quorum.

Shareholders participating in the virtual meeting are considered to be attending the meeting “in person.” Abstentions and withheld votes are counted as shares present at the meeting for purposes of determining a quorum. As of the close of business on March 20, 2020, the record date for shareholders entitled to vote at the Annual Meeting, there were outstanding 23,594,223 shares of common stock entitled to one vote each. In determining whether a quorum exists at the meeting, all shares by proxy will be counted. Proxies properly executed and received by us prior to the meeting and not revoked will be voted as directed therein on all matters presented at the meeting.

With respect to Proposal 1 (Election of Directors), a shareholder may (i) vote for the election of each named director nominee, or (ii) withhold authority to vote for each named director nominee. With respect to Proposal 2 (Ratification of Independent Registered Public Accounting Firm), Proposal 3 (Amendment to 2009 Omnibus Incentive Plan) and Proposal 4 (Advisory Vote on Executive Compensation), a shareholder may vote for, against or abstain. Please note that brokers may not vote your shares on Proposals 1, 3 and 4 in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

If a shareholder’s shares are held by a broker or other financial institution (the “broker”) on the shareholder’s behalf (that is, in “street name”) and the shareholder does not instruct the broker as to how to vote the shareholder’s shares, the broker may vote the shares in its discretion on matters designated as routine. However, a broker cannot vote shares held in street name on matters designated as non-routine unless the broker receives voting instructions from the beneficial owner. If a shareholder’s shares are held in street name and the shareholder does not provide voting instructions to the broker, the broker will have discretion to vote those shares only on Proposal 2 because this proposal is considered a routine matter. “Broker non-votes” occur when brokerage firms return proxies for which no voting instructions have been received from beneficial owners and the broker does not have discretionary authority to vote on the proposal. Broker non-votes and abstentions will be included in the determination of the number of shares of common stock present at our Annual Meeting for quorum purposes, but will not be counted as votes cast on any matter presented at our Annual Meeting that is a non-routine matter.

Under Proposal 1, the directors are elected by a plurality of the votes cast by shares present in person or by proxy at the Annual Meeting and entitled to vote. Therefore, broker non-votes and abstentions will have no effect on Proposal 1, except to the extent that they will count as votes not cast. Proposals 2, 3 and 4 in this Proxy Statement require the affirmative vote of a majority of the votes cast, assuming a quorum is present. Broker non-votes and abstentions will have no effect on these proposals.

If you hold your shares through a broker, for your vote to be counted, you will need to communicate your voting decisions to your broker before the date of the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to participate “in person” via the webcast of the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares “in person” via the webcast during the Annual Meeting, and you may instead receive a notice with instructions on how to access proxy materials as well as how you may instruct your bank or brokerage firm how to vote your shares.

The Board knows of no other matter which may come up for action at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

2020 PROXY STATEMENT	7

PROPOSAL 1: Election of Directors	The Board of Directors Recommends that Shareholders vote FOR the election of the following Nominees to the Board of Directors.

There are nine nominees for election to the Board, all of which are current members of our Board. The individuals elected as directors at the 2020 Annual Meeting will be elected to hold office until the 2021 Annual Meeting or until their successors are duly elected and qualified.

It is intended that the proxies will be voted for the nominees listed below, unless otherwise indicated on the proxy form. It is expected that these nominees will serve, but, if for any unforeseen cause any such nominee should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies. The Board does not anticipate that any nominee will be unable or unwilling to serve.

The information provided below has been furnished by the director nominee, and sets forth (as of March 31, 2020) the names, ages, principal occupations, recent professional experience, certain specific qualifications identified as part of the Board’s determination that each such individual should serve on the Board and other directorships at other public companies for at least the past five years, if any. Each of the following nominees was elected to his or her present term of office at the Annual Meeting of Shareholders held on May 15, 2019.

Board Composition

Average Tenure	Gender & Ethnic Diversity	Audit Committee Expertise	Board Independence	Average Age
6.9 years	33%	67%	78%	55 years

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PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election

The Board of Directors unanimously recommends a vote FOR the nominated directors.

Joseph M. Cerulli AGE: 60 DIRECTOR SINCE: 2008 COMMITTEES: • Corporate Governance and Nominations

BIOGRAPHY:

Joseph M. Cerulli, age 60, has been employed by Tontine Associates, LLC, an investment management firm (together with its affiliates, “Tontine”), since January 2007.

QUALIFICATIONS:

Mr. Cerulli has particular knowledge of our Company and the industries in which we operate based on Tontine’s long-standing investment in the Company and possesses extensive knowledge with respect to financial and investment matters.

Todd M. Cleveland AGE: 52 DIRECTOR SINCE: 2008 COMMITTEES: • None

BIOGRAPHY:

Todd M. Cleveland, age 52, has been our Executive Chairman of the Board since January 1, 2020. Prior to that, Mr. Cleveland was Chairman of Board from May 2018 to December 2019 and our Chief Executive Officer from February 2009 to December 31, 2019. Mr. Cleveland was President of the Company from May 2008 to December 2015 and Chief Operating Officer of the Company from May 2008 to March 2013. Prior to that, he served as Executive Vice President of Operations and Sales and Chief Operating Officer of the Company from August 2007 to May 2008 following the acquisition of Adorn Holdings, Inc. by Patrick in May 2007. Mr. Cleveland has served as a director of IES Holdings, Inc. (“IES”) from 2017 to present, and he has been the chairman of IES’ Human Resources and Compensation Committee since February 2019.

QUALIFICATIONS:

Mr. Cleveland has over 29 years of RV, MH and industrial experience in various operating capacities. He also has extensive knowledge of our Company and the industries to which we sell our products and experience with management development and leadership, acquisitions, strategic planning, manufacturing and sales of our products.

OTHER PUBLIC BOARD DIRECTORSHIPS:

•  IES Holdings, Inc.

2020 PROXY STATEMENT	9

John A. Forbes AGE: 60 DIRECTOR SINCE: 2011 COMMITTEES: • Corporate Governance and Nominations (Chair) • Audit • Compensation

BIOGRAPHY:

John A. Forbes, age 60, has been a partner with Outcomes LLC and Full Sails LLC, two firms engaged in new product development and strategic business consulting, since June 2017. Previously, Mr. Forbes was the President of Utilimaster, a business unit of Spartan Motors USA, Inc., from July 2010 to June 2017. Prior to that, he was the Chief Financial Officer of Utilimaster from May 2009 to July 2010, the Chief Financial Officer of Nautic Global Group LLC from 2007 to 2009 and the Chief Financial Officer of Adorn LLC from 2003 to 2007. Mr. Forbes has served as a director of Chase Packaging Corporation since March 2019.

QUALIFICATIONS:

Mr. Forbes has over 33 years of experience in serving various manufacturing industries, having held senior financial leadership roles. Mr. Forbes also has extensive experience with operations management, acquisitions, strategic planning, risk management and banking relations. He has been determined to be an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission (the “SEC”) by our Board.

Michael A. Kitson AGE: 61 DIRECTOR SINCE: 2013 COMMITTEES: • Audit (Chair) • Compensation • Corporate Governance and Nominations

BIOGRAPHY:

Michael A. Kitson, age 61, has been the Chief Financial Officer of oVertone Haircare, Inc., a manufacturer of haircare products, since July 2018. Previously, Mr. Kitson was a principal with AVL Growth Partners, a firm that provides chief financial officer and other financial advisory services, from March 2017 to July 2018. Prior to that, Mr. Kitson was the Chief Financial Officer of MikaTek, Ltd. from January 2016 until July 2016, the Chief Executive Officer of SharpShooter Imaging from March 2015 to January 2016, the Chief Executive Officer of Nautic Global Group (“Nautic”) from March 2011 to October 2013 and the Chief Financial Officer of Nautic from August 2010 to March 2011.

QUALIFICATIONS:

Mr. Kitson has over 33 years of experience in serving various manufacturing industries, having also held senior financial leadership roles with Lilly Industries, Inc. Mr. Kitson also has extensive experience with corporate and operations management, strategic planning and risk management. He has been determined to be an “audit committee financial expert” under the SEC’s rules and regulations by our Board.

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PROPOSAL 1: ELECTION OF DIRECTORS

Pamela R. Klyn AGE: 49 DIRECTOR SINCE: 2019 COMMITTEES: • Audit • Compensation • Corporate Governance and Nominations

BIOGRAPHY:

Pamela R. Klyn, age 49, has been the Senior Vice President in the Global Product Organization at Whirlpool Corporation, the world’s leading major home appliance company, since 2016 and has held various leadership positions in marketing and engineering within Whirlpool since 1993.

QUALIFICATIONS:

Ms. Klyn has over 27 years of experience in the home appliance industry and has extensive experience in marketing, engineering, strategic planning and new product development.

Derrick B. Mayes AGE: 46 DIRECTOR SINCE: 2019 COMMITTEES: • Audit • Compensation • Corporate Governance and Nominations

BIOGRAPHY:

Derrick B. Mayes, age 46, has been the Vice President of WME/IMG, a strategic advisory firm to the sports and entertainment industry, since 2015. Prior to that, Mr. Mayes was the Chief Executive Officer of ExecutiveAction Sports & Entertainment, serving as a strategic adviser to high profile individuals, groups and organizations in the sports and entertainment industry, from 2007 to 2015.

QUALIFICATIONS:

Mr. Mayes has over 19 years of experience in strategic planning, with extensive experience in the digital communications space, and has been a leadership and diversity speaker to numerous public companies and private organizations, particularly in the sports and entertainment markets.

2020 PROXY STATEMENT	11

Andy L. Nemeth AGE: 51 DIRECTOR SINCE: 2006 COMMITTEES: • None

BIOGRAPHY:

Andy L. Nemeth, age 51, has been the Company’s Chief Executive Officer since January 1, 2020 and President since January 2016. Prior to that, Mr. Nemeth was the Executive Vice President of Finance and Chief Financial Officer from May 2004 to December 2015 and Secretary-Treasurer from 2002 to 2015. He was also the Vice President of Finance and Chief Financial Officer from 2003 to 2004.

QUALIFICATIONS:

Mr. Nemeth has over 28 years of RV, MH and industrial experience in various financial and management capacities. Mr. Nemeth also has particular knowledge of our Company and the industries to which we sell our products and has extensive experience with corporate management, development and leadership, acquisitions, strategic planning, risk management and banking and finance relations.

Denis G. Suggs AGE: 51 DIRECTOR SINCE: 2019 COMMITTEES: • Audit • Compensation • Corporate Governance and Nominations

BIOGRAPHY:

Denis G. Suggs, age 54, has been the Chief Executive Officer of LCP Transportation, LLC, a non-emergency medical transportation company, since February 2020. Prior to that, Mr. Suggs was the President and Chief Executive Officer of Strategic Materials Corp. from March 2014 to January 2020 and also served as Chairman from 2017 to 2020. Prior to that, Mr. Suggs was the Global Executive Vice President of Belden, Inc. from 2009 to 2013 and the President of the Americas Division / Vice President of Belden, Inc. from 2007 to 2009.

QUALIFICATIONS:

Mr. Suggs has over 21 years of experience in leading complex global businesses, having also held senior financial executive leadership roles with Danaher Corporation and Public Storage Corporation. Mr. Suggs also has extensive experience with corporate and operations management, strategic planning, mergers and acquisitions and risk management. Mr. Suggs has served as a director of the Education Corporation of America from 2015 to 2018 and of Strategic Materials, Inc. and the Glass Packaging Institute from 2014 to 2020. He has been determined to be an “audit committee financial expert” under the SEC’s rules and regulations by our Board.

12

PROPOSAL 1: ELECTION OF DIRECTORS

M. Scott Welch AGE: 60 DIRECTOR SINCE: 2015 LEAD INDEPENDENT DIRECTOR SINCE: 2018 COMMITTEES: • Compensation (Chair) • Audit • Corporate Governance and Nominations

BIOGRAPHY:

M. Scott Welch, age 60, has been the President and Chief Executive Officer of Welch Packaging Group, a large independently owned corrugated packaging company, since 1985. Prior to establishing Welch Packaging, he worked at Northern Box, Performance Packaging and Elkhart Container. Mr. Welch has served as a director of Lakeland Financial Corporation (“Lakeland”) from 1998 to present, and he has been the lead independent director from 2012 to 2019 and a member of Lakeland’s compensation committee since 2012. He has also served as a trustee of DePauw University since 2005.

QUALIFICATIONS:

Mr. Welch has over 38 years of experience in the packaging industry and has extensive experience in sales, marketing and strategy. He has been determined to be an “audit committee financial expert” under the SEC’s rules and regulations by our Board.

OTHER PUBLIC BOARD DIRECTORSHIPS:

•  Lakeland Financial Corporation

The Board of Directors unanimously recommends a vote FOR the nominated directors.

2020 PROXY STATEMENT	13

2019 Non-Employee Director Compensation

While the structure of the 2019 Non-Employee Director Compensation Plan was unchanged from the 2018 plan, the Corporate Governance and Nominations Committee revised the amounts of the compensation components in May 2019. The plan structure and compensation composition, as approved by the Board, are detailed below:

	1/1/19 -6/30/19	7/1/19 -12/31/19

ANNUAL RETAINER	$65,000	$75,000

COMMITTEE CHAIRPERSONS ANNUAL RETAINER

Audit	8,000	10,000

Compensation	4,000	6,000

Corporate Governance and Nominations	4,000	6,000

LEAD INDEPENDENT DIRECTOR ANNUAL RETAINER	4,000	6,000

ANNUAL RESTRICTED STOCK GRANT (1)	100,000	100,000

(1)

Non-employee directors receive an annual restricted stock grant in May of each year, which vests upon such director’s continued service as a Board member for one year from the grant date or earlier upon certain events.

Employee directors receive no compensation as such. In addition to the compensation described above, the Company reimburses the non-employee directors’ expenses, including travel, accommodations and meals, for attending Board and Board Committee meetings, our Annual Meeting of Shareholders and any other activities related to our business.

14

2019 NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation paid to non-employee directors in the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Payments under the Company’s Executive Retirement Plan and Deferred Compensation Plan (2)	Total

JOSEPH M. CERULLI	$70,000	$100,016	—	$170,016

JOHN A. FORBES	75,000	100,016	—	175,016

PAUL E. HASSLER (3)	24,375	100,016	$33,922	158,313

MICHAEL A. KITSON	79,000	100,016	—	179,016

PAMELA R. KLYN (4)	57,555	115,079	—	172,634

DERRICK B. MAYES (4)	57,555	115,079	—	172,634

DENIS G. SUGGS (4)	57,555	115,079	—	172,634

M. SCOTT WELCH (5)	78,000	100,016	—	178,016

WALTER E. WELLS (6)	25,875	100,016	—	125,891

(1)

Amounts shown do not represent compensation actually received. Such amounts reflect the aggregate grant date fair value of 2,241 shares of restricted stock granted to each non-employee director, at a closing stock price of $44.63 on May 15, 2019.

(2)	Represents payments under the Company’s Executive Retirement Plan and Deferred Compensation Plan based on prior employment with the Company.

(3)	Mr. Hassler retired from the Board effective May 15, 2019 and was 100% vested on the date of the annual share grant of 2,241 shares as discussed in footnote (1) above.

(4)

Ms. Klyn and Messrs. Mayes and Suggs began receiving compensation for their service on the Board upon their appointment on March 21, 2019. In addition to the annual share grant of 2,241 shares as discussed in footnote (1) above, Ms. Klyn and Messrs. Mayes and Suggs were awarded a pro-rated portion of the $100,000 May 2018 restricted stock award consisting of 347 shares of the Company’s common stock based on a closing stock price of $43.41 on March 21, 2019. The shares became fully vested on the first anniversary of the grant date or March 21, 2020.

(5)	Mr. Welch was elected to serve as the Chairman of the Compensation Committee of the Board effective May 15, 2019.

(6)	Mr. Wells retired from the Board effective May 15, 2019 and was 100% vested on the date of the annual share grant of 2,241 shares as discussed in footnote (1) above.

2020 PROXY STATEMENT	15

PROPOSAL 2: Ratification of the Appointment of Independent Registered Public

The Board of
Directors unanimously recommends a vote
FOR approval of the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively, “Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Deloitte has been the Company’s independent registered public accounting firm since June 2019. The Board and the Audit Committee recommend that shareholders ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year 2020. Although we are not required to do so, we believe that it is appropriate to request that shareholders ratify this appointment. If shareholders do not ratify the appointment, the Audit Committee will investigate the reasons for the shareholders’ rejection and reconsider the appointment. Representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to any shareholder questions that may arise.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” approval of the ratification of the appointment of Deloitte. The ratification of the appointment will be approved by our shareholders if, at the Annual Meeting, a quorum is present and the vote of a majority of the votes cast are voted in favor of the proposal.

16

Independent Public Accountants

On June 3, 2019, the Audit Committee appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2019. As noted above in Proposal 2, the Audit Committee has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Effective June 3, 2019, the Audit Committee approved the dismissal of Crowe LLP as our independent registered public accounting firm. The reports of Crowe LLP on our financial statements as of and for the years ended December 31, 2018 and 2017 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through June 3, 2019, there were no disagreements with Crowe LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe LLP, would have caused Crowe LLP to make reference thereto in its reports on our financial statements for such years and interim period.

During the subsequent interim period through the date of the Company’s appointment of Deloitte on June 3, 2019, neither the Company nor anyone on its behalf consulted with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Audit Fees

The following table presents fees and out-of-pocket expenses for professional audit services rendered by Deloitte during the fiscal year ended December 31, 2019:

2019

AUDIT FEES (1)	$1,314,500

AUDIT-RELATED FEES	—

TAX FEES (2)	328,800

TOTAL FEES	$1,643,300

(1)

Audit fees consist of fees for professional services rendered for the annual audit of the Company’s financial statements, the reviews of the second- and third-quarter financial statements included in the Company’s quarterly reports, and other services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements, such as the issuance of a comfort letter.

(2)	Tax fees include fees related to tax compliance and consulting services.

The Audit Committee has advised us that it has determined that the non-audit services rendered by our independent auditors during our most recent fiscal year are compatible with maintaining the independence of such auditors.

The Audit Committee has adopted a Pre-Approval Policy for Audit and Non-Audit Services pursuant to which it pre-approves all audit and non-audit services provided by the independent auditors prior to each particular engagement. The Audit Committee has delegated authority to its Chairman to approve certain proposed services other than the annual audit, tax and quarterly review services, and the Chairman must report any approvals to the balance of the Committee at the next scheduled meeting.

2020 PROXY STATEMENT	17

Audit Committee

Report

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board, include providing oversight of our financial reporting process through periodic meetings with our independent auditors, principal accounting officer and management to review accounting, auditing, internal controls and financial reporting matters. Our management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on senior management, including senior financial management, and the independent auditors.

The Audit Committee has met and held discussions with management and Deloitte with respect to the 2019 audited financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements, included in its 2019 Annual Report to Shareholders, were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed with management their assessment of the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee reviewed and discussed with Deloitte the consolidated financial statements, and Deloitte’s evaluation of the Company’s internal controls over financial reporting. The Audit Committee also discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, and other professional standards and regulatory requirements currently in effect.

We have received from Deloitte a letter providing the disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence with respect to any relationships between us and Deloitte that in their professional judgment may reasonably be thought to bear on independence. Deloitte has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent from us within the meaning of the federal securities laws. The Audit Committee concluded that non-audit services provided by Deloitte during the year ended December 31, 2019, which consisted of tax compliance and consulting services, were compatible with Deloitte’s independence.

Based on the review and discussions described above, with respect to our audited financial statements included in our 2019

Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in our Annual Report on Form 10-K for filing with the SEC.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and our independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of our independent auditors with respect to such financial statements. This report was adopted by the Audit Committee on February 27, 2020.

The Audit Committee

Michael A. Kitson (Chairman)

John A. Forbes

Pamela R. Klyn

Derrick B. Mayes

Denis G. Suggs

M. Scott Welch

The foregoing report of the Audit Committee does

not constitute soliciting material and shall not be

deemed incorporated by reference by any general

statement incorporating by reference the proxy

statement into any filing by us under the Securities

Act of 1933 or the Securities Exchange Act of 1934,

except to the extent that we specifically incorporate

this information by reference, and shall not

otherwise be deemed filed under such acts.

18

PROPOSAL 3:

Approval of an

Amendment to the 2009

Omnibus Incentive Plan

to Increase the Number

of Shares of Common

Stock Available for Grant

Purpose and Background

The Board has amended the Patrick Industries, Inc. 2009 Omnibus Incentive Plan (the “Plan”), subject to shareholder approval, to increase the number of shares available for grants under the program by an additional 1,000,000 shares. The proposed amendment is intended to allow the Company to continue to keep pace with trends in management compensation and make the Company competitive with companies that offer stock incentives to attract and retain management employees and non-employee directors.

The Plan was originally adopted on August 13, 2009 (the “Effective Date”), and approved at a special meeting of shareholders in November 2009. The purposes of the Plan are (i) to attract and retain highly competent persons as employees, directors and consultants of the Company and its affiliates (“Service Providers”); (ii) to provide additional incentives to such Service Providers by aligning their interests with those of the Company’s shareholders; and (iii) to promote the success and business of the Company and its affiliates.

Patrick currently may grant equity awards under the terms of the Plan including incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units (“RSUs”) and stock awards. An aggregate of 461,220 net shares were available for future awards under the Plan as of March 20, 2020 (the record date for the Annual Meeting), prior to the approval by shareholders of this Proposal 3. In the event that the required votes to approve the amendment to the Plan are not obtained, then Patrick’s ability to make future grants under the Plan will be limited to the 461,220 net shares currently available.

The Board of Directors recommends that you vote to approve the amendment to the Plan. The affirmative vote of a majority of the votes cast is required for approval of the amendment to the Plan provided a quorum (50% of the outstanding shares of common stock) is present at the Annual Meeting. Broker non-votes and abstentions will not have an effect on the approval of the proposal.

A summary of the Plan follows, which summary is qualified in its entirety by reference to the full text of the Plan itself, on file with the Securities and Exchange Commission. A copy of the Plan is available from the Corporation’s Secretary at the address on the cover of this Proxy Statement.

2020 PROXY STATEMENT	19

Administration

•	The Plan shall be administered by the Compensation Committee of the Board of Directors (“Compensation Committee”).

•	The Compensation Committee shall have authority to interpret the Plan and any award agreement under the Plan, prescribe rules and regulations and make determinations necessary for the administration of the Plan.

•	The determinations of the Compensation Committee shall be final and binding.

•	The Compensation Committee may delegate its authority to one or more executive officers of the Company to designate employees who are not executive officers as eligible to participate in the Plan and to determine the amount and type of awards that may be granted to employees who are not executive officers.

Eligibility

•	Service Providers who are employees, consultants or directors, who are determined by the Compensation Committee to be significantly responsible for the success and future growth and profitability of the Company, are eligible to receive awards under the Plan. However, Incentive Stock Options (as that term is defined in Section 422 of the Code) may be granted only to employees. The number of persons eligible to participate in the Plan is currently estimated to be approximately 100 people.

Share Limits

•	As amended (including the 1,000,000 shares subject to this shareholder proposal), the maximum cumulative number of shares available for delivery to Service Providers pursuant to awards granted under the Plan shall be 5,406,250 (as adjusted for stock splits), subject to adjustment as described in the Plan.

•	All of the available shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. At all times the Company will reserve and keep available a sufficient number of shares to satisfy the requirements of all outstanding awards under the Plan that are to be settled in shares. Shares available for delivery under this Plan may be authorized and unissued shares or treasury shares.

Individual Award Limits

Awards under the Plan are subject to individual limits that were adopted for purposes of the “performance-based compensation” exemption under Section 162(m) of the Code, which is described below. The performance-based compensation exemption was repealed, however, effective for tax years beginning after

December 31, 2017. The following individual annual grant limitations apply per calendar year to all employees participating in the Plan and are subject to adjustment as described in the Plan.

•	Stock Options:

500,000 shares

•	Stock Appreciation Rights:

500,000 shares

•	Restricted Stock and Restricted Stock Units:

500,000 shares.

•	Performance-Based Awards Payable in Shares:

500,000 shares

•	Performance-Based Awards Payable in Cash:

$1 million determined as of the payout date

•	Cash-Based Awards:

$1 million determined as of the payout date

•	Other Share-Based Awards:

500,000 shares

•	Canceled Awards.

Awards granted to a Service Provider that are canceled shall continue to count toward the individual share limit applicable to that Service Provider as set forth in the Plan.

Adjustments and Substitution of Awards

•	If there is any change affecting the Company’s common stock by reason of any stock split, stock dividend, cash dividend, recapitalization, reclassification, reorganization or similar event affecting the Company’s capital structure or its business as defined in the Plan, the maximum number of shares issuable to a Service Provider under the Plan, and any other limitation under the Plan on the maximum number of shares issuable to an individual Service Provider or in the aggregate will be equitably adjusted by the Compensation Committee in its discretion to prevent dilution or enlargement of the rights of the holders of outstanding awards granted under the Plan (“Participants”).

•	In the case of a merger, consolidation, acquisition or disposition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, disaffiliation or similar event affecting the Company or any of its affiliates, the Compensation Committee may, in its discretion, (i) cancel all outstanding awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of the award, as determined by the Compensation Committee in its sole discretion; and (ii) substitute other property for the shares subject to outstanding awards. Any action taken or adjustment authorized by the Plan and taken by the Compensation Committee shall be conclusive and binding on all Participants.

20

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE 2009 OMNIBUS INCENTIVE PLAN

Awards

The following types of awards may be granted under the Plan (which may be in lieu of other amounts owed to a Participant), subject to such terms as the Compensation Committee may prescribe in an award agreement:

•	Stock Options: Options may take the form of Incentive Stock Options (“ISOs”) or Nonqualified Stock Options. The exercise price of a stock option shall not be less than 100% of the fair market value per share, as defined, on the date the stock option is granted. In the case of any ISO granted to a 10% shareholder, as defined, the exercise price shall not be less than 110% of the fair market value per share, as defined, on the date such ISO is granted. The term of a stock option cannot exceed ten years and in the case of any ISO granted to a 10% shareholder, the term of such ISO shall not exceed five years.

•	Stock Appreciation Rights: The right to receive the difference between the fair market value of a share on the date of exercise and the exercise price, payable in cash, shares, other securities, other awards, other property or any combination thereof.

•	Restricted Stock and Restricted Stock Units: Restricted Stock means an award that entitles the recipient to receive shares after a period of restriction. They are subject to a substantial risk of forfeiture and restrictions on their sale or other transfer by the Participant. RSUs confer the right to receive shares or cash at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Compensation Committee.

•	Performance Shares and Performance Units: An award, denominated in either shares or U.S. dollars, which is earned during a specified performance period subject to the attainment of performance criteria.

•	Other Stock Awards: An award of shares or an award that is based in whole or in part on the value of a share payable in shares, cash, other securities or other property.

Performance Criteria

Performance measures are objectives established by the Compensation Committee for Participants to be eligible to receive certain awards under the Plan. Performance objectives may be based on Company-wide, affiliate, divisional, project team and/or individual performance and may be expressed in terms of attaining a specified level or a percentage or absolute increase or decrease in the particular objective and may involve comparisons to historical results. The performance objectives may be applied to the performance of the Company relative to a market index, a peer group of other companies or a combination thereof. The Compensation Committee may further specify a minimum acceptable level of achievement below which no award payment will be made or vesting will occur.

•	The performance objective(s) with respect to any performance-based award may include any one or more of the following objectives, as established by the Compensation Committee: earnings per share; net income or net operating income (before or after taxes and before or after extraordinary items); sales, revenues or expenses; cash flow return on investments; earnings before or after taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); gross revenues; gross margins; share price including, but not limited to, growth measures and total shareholder return; economic value added; debt reduction; market share; revenue growth; cash flow; increase in customer base; return on equity, assets, capital or investment; working capital; net margin; earnings before interest, taxes, depreciation, amortization and rent expense (“EBITDAR”); headcount; sales per dollar of salaried/hourly wage expense; material costs, labor, overhead, delivery, selling, general, and administrative expenses, interest, amortization and other expenses; sales dollar content per manufactured housing and recreational vehicle wholesale units shipped and retail marine units sold; gross margin per customer; return on total assets; return on fixed assets; accounts receivable turns; days sales in accounts receivable; inventory turns; days inventory on hand; operating and investing cash flows; leverage ratio; fixed charge ratio; and capital expenditures.

•	Performance measures may exclude certain types or categories of extraordinary, unusual or non-recurring items, including the dilutive effects of acquisitions or joint ventures, restructuring and/or other nonrecurring charges, the effects of changes to generally accepted accounting principles (“GAAP”) required by the Financial Accounting Standards Board, International Financial Accounting Standards (“IFRS”), or any other standard setting body, the impact of any “extraordinary items” as determined under GAAP or IFRS or any other standard setting body, the effect of any change in outstanding shares due to any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends, and any other unusual, non- recurring gain or loss or other extraordinary item.

•	The Compensation Committee may reduce, but may not increase, the number of shares deliverable, or the amount payable, under any award that is contingent on achievement of one or more performance objectives after the objectives are satisfied.

2020 PROXY STATEMENT	21

Other Provisions

•	Shares covered by an award granted under the Plan are not counted as used, unless actually issued and delivered to a Participant. In addition, shares exchanged by a Participant in payment of the exercise price, retained by the Company pursuant to a tax withholding election, covered by an award settled in cash, or withheld by the Company in connection with an award which is net-settled, are available for future awards under the Plan.

•	If an award expires, is terminated, surrendered, or canceled without having been exercised in full, or is otherwise forfeited, then the unissued shares are available for future awards.

•	Awards may be granted in substitution for stock and stock-based awards of another company (an “Acquired Company”) in connection with a merger, consolidation or similar transaction involving such Acquired Company and the Company or an affiliate, or the acquisition of property or stock of the Acquired Company. Such awards are not counted against the share limitations set forth in the Plan.

•	The Plan does not provide any Participant the right to continue as an employee, consultant or director of the Company and a Participant does not have any rights as a shareholder unless shares are actually issued.

•	Rights under the Plan are not assignable by a Participant, except by will or by the laws of descent and distribution, unless otherwise determined by the Compensation Committee.

•	No award granted under the Plan will be transferred for value.

•	The Participant or beneficiary is responsible for paying any federal, state and local income or employment tax due on any award, and the Company is not liable for any interest or penalty that a Participant or beneficiary incurs by failing to pay any tax.

•	An award agreement may include restrictions on resale of shares or other disposition, provisions for the acceleration of vesting and/or exercisability of awards or for the cancellation of awards upon a change in control of the Company, and provisions to comply with applicable laws.

•	The costs of administering the Plan are paid by the Company.

•	The repricing of options or SARs without shareholder approval is prohibited.

•	The Plan and any subsequent amendments are governed by the laws of the State of Indiana, without regard to its conflict of laws principles.

•	The Compensation Committee may establish one or more sub-plans under the Plan, including sub-plans to satisfy blue sky, securities, and/or tax laws.

Amendment or Termination of the Plan

•	The Company reserves the right to amend the Plan.

•	The Board or the Compensation Committee may at any time amend, alter, suspend or terminate the Plan, without the consent of the Participants or beneficiaries.

•	No amendment or termination may be made without shareholder approval that would increase the maximum number of shares that may be issued under the Plan (except for adjustments permitted under the Plan), change the class of eligible Participants, permit the repricing of outstanding options or SARs or otherwise require shareholder approval. No amendment or termination may terminate or adversely affect any right of a Participant under an award without the Participant’s consent, except as necessary to comply with changes in law or accounting rules applicable to the Company.

Effective Date

•	The amendment to the Plan will be effective as of May 14, 2020, if approved by shareholders.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on April 23, 2020. This summary is not intended to be complete and does not describe state or local tax consequences. It is not intended as tax guidance to Participants in the Plan.

Tax Consequences to Participants

Nonqualified Stock Options. In general, no income will be recognized by an optionee at the time a nonqualified stock option is granted. At the time of exercise of a nonqualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise. At the time of the sale of shares acquired pursuant to the exercise of a nonqualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long- term capital gain (or loss) depending on how long the shares have been held post-exercise.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the date of

22

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE 2009 OMNIBUS INCENTIVE PLAN

exercise, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares in a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the Participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a Participant in connection with the grant or vesting of a SAR. When the SAR is exercised, the Participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the Participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary (compensation) income to the Participant.

Restricted Stock Units. No income generally will be recognized upon the award or vesting of RSUs. The recipient of an award of RSUs generally will be subject to tax at ordinary income rates on the amount of cash received or the fair market value of unrestricted shares received, measured as of the date that such shares are transferred to the Participant under the award (reduced by any amount paid by the Participant for such restricted stock units), and the capital gain/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares received.

Other Stock Awards. No income generally will be recognized upon the grant of other stock awards. Upon payment of other awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares received.

Tax Consequences to the Company

To the extent that a Participant recognizes ordinary income in the circumstances described above, the Company will generally be entitled to a corresponding compensation expense deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain “covered employees” under Section 162(m) of the Code.

Prior to the adoption of the Tax Cuts and Jobs Act of 2017 (the “TCJA”) compensation that constituted qualified “performance- based compensation” was exempt from the deduction limitations of Section 162(m). The exemption from Section 162(m)’s deduction limit for performance-based compensation was repealed by the TCJA, however, effective for tax years beginning after December 31, 2017, such that compensation paid to certain “covered employees” of the Company in excess of $1 million is not deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Also, under the TCJA, beginning in 2018, a Section 162(m) “covered employee” includes any individual who served as the CEO or CFO at any time during the taxable year and the next three highest paid officers (other than the CEO and CFO) for the taxable year, as determined for Section 162(m) purposes, and once an individual becomes a covered employee for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years, including following any termination of employment.

Vote Required

Proposal 3 requires the affirmative vote of a majority of the votes cast, provided a quorum (50% of the outstanding shares of common stock) is present.

The Board of Directors unanimously recommends a vote FOR approval of the amendment to increase by 1,000,000 shares the number of shares available for grant under the Patrick Industries, Inc. 2009 Omnibus Incentive Plan.

2020 PROXY STATEMENT	23

PROPOSAL 4:

Advisory Vote on Executive Compensation

The Dodd-Frank Act requires that the Company seek a non-binding advisory vote from its shareholders to approve the compensation of its named executive officers as disclosed under the “Executive Compensation” section in this Proxy Statement in accordance with SEC rules.

Our executive compensation policy is designed to enable the Company to attract, motivate and retain highly-qualified senior executives by providing a competitive compensation opportunity based on performance. Our intent is to provide fair and equitable compensation in a way that rewards executives for achieving specified financial and non-financial performance goals. Our performance-related awards are structured to link a substantial portion of our executives’ total potential compensation to the Company’s performance on both a long-term and short-term basis, to recognize individual contribution, as well as overall business results, and to align executive and shareholder interests. Accordingly, we reward performance in excess of pre- established profitability targets and we avoid establishing goals that could divert our executives’ attention from the fundamentals of effective and efficient operations.

For the reasons stated, the Board of Directors recommends a vote FOR the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers for fiscal year 2019, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related information and discussion, is hereby APPROVED.”

We are requesting shareholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement, including the disclosures under “Executive Compensation - Compensation Discussion and Analysis for Executive Officers,” the compensation tables and the related information and discussion.

The vote is advisory and therefore not binding on the Company or the Compensation Committee or the Board. However, we value the opinions of our shareholders, and we will carefully consider the outcome of the advisory vote on executive compensation when making future compensation decisions.

The affirmative vote of a majority of the votes cast is required for advisory approval of the foregoing non-binding resolution. See “Voting Information” on page 7.

24

Corporate Governance and Related Matters

The Board believes that fundamental corporate governance is important to ensure that we are managed for the long-term benefit of our shareholders. Recent actions taken by the Board include the following:

•

Board Diversity Policy. The Corporate Governance and Nominations Committee adopted a formal policy in 2018 specifying the application of diversity of background, ethnicity and personal experience in identifying or evaluating director candidates. As part of its annual self-evaluation under our Corporate Governance Guidelines, the Board considers whether the level of diversity of its members is appropriate, and the Corporate Governance and Nominations Committee will take this consideration into account when identifying and evaluating director candidates. See “Director Qualifications and Board Diversity Policy” below for a more detailed description of the diversity policy.

•

Environmental, Health and Safety / Social Responsibility and Corporate Governance Disclosures. In alignment with the Company’s Code of Ethics and Business Conduct and Corporate Governance Guidelines, the Board aims to ensure that matters of environmental, health and safety, social and governance responsibility are considered and supported in the Company’s operations and administrative matters and are consistent with Patrick shareholders’ best interests.

•

The Board adopted a formal policy in 2018 for managing its commitment to social and environmental matters. This policy is available on the Company’s website at www.patrickind.com under “Investor Relations - Corporate Governance” under the heading “Social and Environmental Responsibility Policy.”

•

In 2019, the Board provided disclosures regarding the Company’s ESG practices as noted below. The ESG disclosures are also available on the Company’s website at www.patrickind.com under “Investor Relations - Corporate Governance” under the heading “Environmental, Social and Governance Disclosures.”

•

In 2019, the Corporate Governance and Nominations Committee was charged with providing appropriate oversight on ESG matters that includes working with management to identify and define relevant ESG topics and enhancing our communications with our employees, customers, communities and shareholders.

Environmental, Health and Safety / Social Responsibility

We are conscious of our environmental impact and the health and safety (“EHS”) of all of our team members, contractors, and communities in which we operate. We will actively seek sound practices and safe behaviors to protect the environment and the health and safety of our employees insofar as they are affected by our facilities, products and services. In particular, we will:

•	Meet or exceed applicable environmental, health, safety and legal requirements;

•	Continuously improve our processes to reduce pollution and eliminate workplace injuries;

•	Require individual accountability and provide regular training and development of all team members;

•	Identify, consider and minimize potential EHS impacts of new and modified products and production processes, acquisitions, and capital project review and approval activities; and

•	Promote health and wellness of our employees;

Our Board, Executive Management team, Business Unit directors, EHS team, and Human Resources teams have the shared responsibility to develop, implement, and manage safety and health programs in the interest of a safe work environment that also promotes a work/life balance. In addition, we will seek to contribute positively to the communities in which we operate.

2020 PROXY STATEMENT	25

In conjunction with Board oversight related to climate related risks and opportunities, our goal is to comply with all applicable environmental and local, state, and federal safety and health regulations, and conduct our operations in a manner that safeguards the environment and minimizes waste, emissions, and energy consumption. We look forward to developing new processes and technologies to recycle more material, manage energy consumption, and engineer products for each of the markets we serve.

We continually aim to upgrade our assurance processes to detect, communicate and correct defects to monitor the delivery of products and services so that they meet or exceed contractual quality and legal and regulatory requirements.

We require everyone in the Patrick organization to assume the responsibility of individual and organizational safety. It is each team member’s responsibility that all work tasks be conducted in a safe and efficient manner. An extensive array of metrics has been established and communicated to team members to ensure an understanding of our current level of performance and to continually identify opportunities for improvement.

Corporate Governance

The Board believes that fundamental corporate governance is important to ensure that we are managed for the long-term benefit of our shareholders. Commensurate with the size and nature of each of Patrick’s businesses, the Company utilizes management systems, tools and processes to help (1) ensure compliance with applicable laws, regulations and the requirements set forth in its Code of Ethics and Business Conduct (the “Code”); (2) promote an awareness and commitment to ethical business practices, including, without limitation, the expectations set forth in the Code; (3) facilitate the timely discovery, investigation, disclosure and implementation of corrective actions for violations of law, regulations or the expectations set forth in the Code; and (4) provide training to all employees on compliance requirements, as necessary and as required by law.

The Board expects to continue to review its corporate governance practices and policies as set forth in its Corporate Governance Guidelines, Code of Ethics and Business Conduct, Diversity Policy, Social and Environmental Responsibility Policy, and various Committee Charters, all of which were updated in accordance with the listing standards of the NASDAQ Stock Market and the SEC rules, at least annually or as it deems appropriate. Our environmental, social and governance policies and related documents are available on Patrick’s website at www.patrickind.com under “Investor Relations - Corporate Governance.”

Board Membership and Leadership

As of the date of this Proxy Statement, our Board has nine (9) members. Mr. Cleveland serves as Executive Chairman of the Board and Mr. Welch serves as lead independent director. Except for Mr. Cleveland and Mr. Nemeth, our President and Chief Executive Officer, no director is an employee.

Election of Directors and Length of Board Term

Directors are currently elected for a one-year term at the Annual Meeting of Shareholders.

Board Meetings and Attendance

The Board and Board Committees hold regular meetings on a set schedule and may hold special meetings and act by written consent from time to time as necessary or appropriate. The Board had five regular meetings in 2019. Additionally, the Board had 12 special meetings in 2019 which included periodic update calls with the Chief Executive Officer, President, and Chief Financial Officer. Each director attended at least 75% of the meetings of the Board and the Board Committees on which he/she served in 2019 and all directors attended the most recent Annual Meeting of Shareholders, which was held on May 15, 2019. We expect all Board members to attend the 2020 Annual Meeting, either in person or virtually, but from time to time, other commitments may prevent all directors from attending each meeting.

26

CORPORATE GOVERNANCE AND RELATED MATTERS

Access to Corporate Governance Documents

The charters of our Audit, Compensation, and Corporate Governance and Nominations Committees, our Corporate Governance Guidelines and our Code of Ethics and Business Conduct are all available on our website at www.patrickind.com, or by writing to:

Patrick Industries, Inc.

Attn: Joshua A. Boone, Secretary

107 West Franklin Street

Elkhart, Indiana 46515-0638

Shareholder Communications

Shareholders may send communications to members of the Board by sending a communication to the Board and/or a particular member c/o Joshua A. Boone-Secretary, Patrick Industries, Inc., 107 West Franklin Street, Elkhart, Indiana 46515-0638. Communications intended for independent directors should be directed to the Chairman of the Corporate Governance and Nominations Committee.

Executive Sessions of Independent Directors

The Board and Board Committees regularly meet in executive session without the presence of any employee directors or representatives. The executive sessions of the Board were presided over by Mr. Welch, the lead independent director. Any independent director can request additional executive sessions. The independent directors met in executive sessions five times in 2019.

Seven of the nine members of the Board (as of the date of this Proxy) have been designated by the Board as independent directors. In general, the Board determines whether a director is independent by following the guidelines of the NASDAQ Stock Market and the SEC rules and regulations. The Board has determined that the independent directors in 2019 were Joseph M. Cerulli, John A. Forbes, Michael A. Kitson, Pamela R. Klyn, Derrick B. Mayes, Denis G. Suggs and M. Scott Welch.

Board Risk Oversight

The Board has delegated its risk oversight responsibilities to the Audit Committee, as described below under the heading “Audit Committee.” In accordance with the Audit Committee’s Charter, each of our senior financial and accounting officers reports directly to the Audit Committee regarding material risks to our business, among other matters, and the Audit Committee meets in executive sessions with the senior financial and accounting officers and with representatives of our independent registered public accounting firm. The Audit Committee Chairman reports to the full Board regarding material risks as deemed appropriate.

Director Qualifications and Board Diversity Policy

The Board seeks a diverse group of candidates who possess the background, skills and expertise and the highest level of personal and professional ethics, integrity, judgment and values to represent the long-term interests of our Company and its shareholders. To be considered for membership on the Board, a candidate should possess some or all of the following major attributes:

•	Breadth of knowledge about issues affecting the Company and the industries/markets in which it operates;

•	Significant experience in leadership positions or at senior policy-making levels and an established reputation in the business community;

•	Expertise in key areas of corporate management and in strategic planning;

•	Financial literacy and financial and accounting expertise; and

•	Independence and a willingness to devote sufficient time to carry out his or her duties and responsibilities effectively and assume broad fiduciary responsibility.

The Board Diversity Policy, which the Board adopted in 2018, is available on the Company’s website at www.patrickind.com under “Investor Relations - Corporate Governance.”

2020 PROXY STATEMENT	27

The Board believes that a board made up of highly qualified directors with diverse backgrounds, skills and experiences and who reflect the changing population demographics of the markets in which the Company operates, the talent available with the required expertise and the Company’s evolving customer and employee base, promotes better corporate governance. To support this, the Corporate Governance and Nominations Committee will, when identifying candidates to recommend for appointment/election to the Board:

•	Consider only candidates who are highly qualified based on their experience, functional expertise, and personal skills and qualities;

•	Consider diversity criteria including gender, age, ethnicity and geographic background; and

•

In addition to its own search, engage qualified independent external advisors, if it deems necessary, to conduct a search for candidates who meet the Board’s skills and diversity criteria to help achieve its diversity aspirations.

Board appointments will be based on merit and candidates will be considered against objective criteria, having due regard for the benefits of diversity on the Board. In furtherance of this commitment, the Corporate Governance and Nominations Committee shall require that the list of candidates to be considered by the Corporate Governance and Nominations Committee and/or the Board for nomination to our Board include candidates with diversity of race, ethnicity and gender.

The Committee will consider a candidate’s qualifications and background, including responsibility for operating a public company or a division of a public company, international business experience, a candidate’s technical and financial background or professional qualification, diversity of background and personal experience, and any other public company boards on which the candidate is a director. The Committee will also consider whether the candidate would be “independent” for purposes of the NASDAQ Stock Market and the SEC rules and regulations by our Board. The Committee may, from time to time, engage the services of a professional search firm to identify and evaluate potential nominees.

Process for Consideration of Director Candidates

The Corporate Governance and Nominations Committee will consider board nominees recommended by shareholders. Those recommendations should be sent to the Chairman of the Corporate Governance and Nominations Committee, c/o of the Secretary of Patrick Industries, Inc., 107 West Franklin Street, Elkhart, Indiana 46515-0638. In order for a shareholder to nominate a candidate for director, under our By-laws, timely notice of the nomination must be given in writing to the Secretary of the Company. To be timely, such notice must be received at our principal executive office not less than 20 days or more than 50 days prior to the next Annual Meeting of Shareholders. Notice of nomination must include the name, address and number of shares owned by the person submitting the nomination; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate’s other board memberships (if any). The nominee’s consent to be elected and serve must be submitted. The Corporate Governance and Nominations Committee may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee.

As provided in its Charter, the Corporate Governance and Nominations Committee will follow procedures which the committee deems reasonable and appropriate in the identification of candidates for election to the Board and evaluating the background and qualification of those candidates. Those processes include consideration of nominees suggested by an outside search firm, by incumbent board members, and by shareholders. The Committee will seek candidates having experience and abilities relevant to serving as a director of the Company, and who represent the best interests of shareholders as a whole and not any specific group or constituency.

Board Committee Responsibilities and Related Matters

The Company has three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominations Committee. All members of each Committee are independent directors who meet the independence and experience standards of NASDAQ. The Board annually selects the directors who serve on each of the Board Committees. Each Board Committee functions pursuant to a written charter. The Board has delegated certain responsibilities and authority to each Board Committee as described below. At each regularly scheduled Board meeting, each Board Committee Chairman (or other designated Board Committee member) reports to the full Board on his/her Board Committee’s activities.

28

CORPORATE GOVERNANCE AND RELATED MATTERS

The following table reflects the current membership of each Board Committee:

Name	Audit Committee	Compensation Committee	Corporate Governance and Nominations Committee

JOSEPH M. CERULLI			X

JOHN A. FORBES	X	X	Chair

MICHAEL A. KITSON	Chair	X	X

PAMELA R. KLYN	X	X	X

DERRICK B. MAYES	X	X	X

DENIS G. SUGGS	X	X	X

M. SCOTT WELCH	X	Chair	X

Audit Committee

The Audit Committee’s report is provided on page 18 of this Proxy Statement.

For a more detailed list of the roles and responsibilities of the Audit Committee, please see the Audit Committee Charter located in the “Corporate Governance” section of our website at www.patrickind.com.

The Board has an Audit Committee for which Michael A. Kitson serves as the Chairman. Ms. Klyn and Messrs. Mayes and Suggs were appointed to the Board on March 21, 2019 and to the Audit Committee on May 15, 2019. The Audit Committee met 13 times in 2019. These meetings included conference calls with management to review quarterly earnings releases and SEC filings prior to their issuance. The primary responsibilities of the Audit Committee include:

•  Oversight responsibilities related to potential material risks to the business including, but not limited to, credit, liquidity and operational risks;

•  Recommending to the Board the independent auditors to be employed for the purpose of conducting the annual audit of our financial statements;

•  Discussing with the independent auditors the scope of their examination;

•  Reviewing our financial statements and the independent auditors’ report thereon with our personnel and the independent auditors;

•  Inviting the recommendations of the independent auditors regarding internal controls and other matters; and

•  Approving all non-audit services provided by the independent auditors and reviewing these engagements on a per occurrence basis.

The Board has determined that each of the current members of the Audit Committee is independent, as defined in the NASDAQ listing standards and relevant SEC rules. In addition, the Board has determined that four of these members also meet both the qualifications required to be an audit committee financial expert and the financial sophistication requirements contained in the NASDAQ listing standards (Messrs. Forbes, Kitson, Suggs and Welch).

2020 PROXY STATEMENT	29

Compensation Committee

The Compensation Committee’s report is provided on page 56 of this Proxy Statement.

For a more detailed list of the roles and responsibilities of the Compensation Committee, please see the Compensation Committee Charter located in the “Corporate Governance” section of our website at www.patrickind.com.

The Board has a Compensation Committee for which Walter E. Wells served as Chairman from January 1, 2019 through May 14, 2019. On May 15, 2019, M. Scott Welch assumed the role of Chairman of the Compensation Committee upon the retirement of Mr. Wells from the Board effective May 15, 2019. Ms. Klyn and Messrs. Mayes and Suggs were appointed to the Board on March 21, 2019 and to the Compensation Committee on May 15, 2019. The Compensation Committee met four times in 2019. The primary responsibilities of the Compensation Committee include:

•  Reviewing and recommending to the independent members of the Board the overall compensation programs for the officers of the Company;

•  Oversight authority to attract, develop, promote and retain qualified senior executive management; and

•  Oversight authority for the stock-based compensation programs.

In its oversight of executive officer compensation, the Compensation Committee seeks assistance from our management and our independent compensation consultant, Willis Towers Watson, as further described below under the heading “Compensation Discussion and Analysis for Executive Officers.” Willis Towers Watson’s fees are approved by the Compensation Committee. Willis Towers Watson provides the Compensation Committee with data about the compensation paid by our peer group and industry benchmark groups, updates the Compensation Committee on new developments in areas that fall within the Compensation Committee’s jurisdiction and is available to advise the Compensation Committee regarding all of its responsibilities, including best practices and market trends in executive compensation. Our Compensation Committee has assessed the independence of Willis Towers Watson pursuant to SEC and NASDAQ listing rules and determined that their work did not give rise to any conflicts of interest.

The Board has determined that each of the current members of the Compensation Committee is independent as defined in the NASDAQ listing standards and our Corporate Governance Guidelines.

Compensation Committee Interlocks and Director Participation

During 2019, no executive officer served on the board or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Company during 2019.

30

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance and Nominations Committee

For a more detailed list of the roles and responsibilities of the Corporate Governance and Nominations Committee, please see the Corporate Governance and Nominations Committee Charter located in the “Corporate Governance” section of our website at www.patrickind.com.

The Board has a Corporate Governance and Nominations Committee for which John A. Forbes serves as the Chairman. Ms. Klyn and Messrs. Mayes and Suggs were appointed to the Board on March 21, 2019 and to the Corporate Governance and Nominations Committee on May 15, 2019. The Corporate Governance and Nominations Committee met five times in 2019. The primary responsibilities of the Corporate Governance and Nominations committee include:

•  Assist the Board in identifying, screening and recommending qualified candidates to serve as directors;

•  Recommend nominees to the Board to fill new positions or vacancies as they occur;

•  Review and recommend to the Board the compensation of directors;

•  Recommend to the Board nominees for election by shareholders at the Annual Meeting; and

•  Review and monitor corporate governance compliance as well as recommend appropriate changes.

The Board has determined that each of the current members of the Corporate Governance and Nominations Committee is independent as defined in the listing standards of the NASDAQ Stock Market and our Corporate Governance Guidelines.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires that certain of our officers, directors and 10% shareholders file with the SEC an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of our common stock. Based solely on our review of such forms and written representation from the directors and officers that no other reports were required, we are unaware of any instances of noncompliance or late compliance with such filings during the fiscal year ended December 31, 2019, except with respect to the late filing of one Form 4 on October 21, 2019 for Andy L. Nemeth, a named executive officer and director.

2020 PROXY STATEMENT	31

Executive Compensation

The following Compensation Discussion and Analysis (“CD&A”) should be read in conjunction with the executive compensation tables and corresponding footnotes that follow. The discussion focuses on the compensation program approved by the Board for the 2019 fiscal year for the Named Executive Officers (“NEOs”).

Named Executive Officers included in the 2019 CD&A

Effective January 1, 2020, Andy L. Nemeth assumed the role of CEO of the Company and will continue in his role as President. Todd M. Cleveland previously held the role of CEO from February 2009 through December 31, 2019. In addition, Mr. Cleveland assumed the role of Executive Chairman of the Company effective January 1, 2020. A brief biography of each of the NEOs is as follows:

TODD M. CLEVELAND

Todd M. Cleveland was appointed Executive Chairman of the Board of the Company in January 2020. Prior to that, Mr. Cleveland was Chairman of the Board from May 2018 to December 2019 and Chief Executive Officer from February 2009 until December 2019. Mr. Cleveland was President of the Company from May 2008 to December 2015 and Chief Operating Officer from May 2008 to March 2013. Prior to that, Mr. Cleveland served as Executive Vice President of Operations and Sales and Chief Operating Officer from August 2007 to May 2008 following the acquisition of Adorn Holdings, Inc. by Patrick in May 2007. Mr. Cleveland has over 29 years of manufactured housing, recreational vehicle and industrial experience in various leadership capacities.

ANDY L. NEMETH

Andy L. Nemeth was appointed Chief Executive Officer of the Company in January 2020. In addition to this role, Mr. Nemeth serves as President of the Company, a position he has held since January 2016. Mr. Nemeth was the Executive Vice President of Finance and Chief Financial Officer from May 2004 to December 2015 and Secretary-Treasurer from 2002 to 2015. Mr. Nemeth has over 28 years of manufactured housing, recreational vehicle and industrial experience in various financial and managerial capacities.

32

EXECUTIVE COMPENSATION

JEFFREY M. RODINO

Jeffrey M. Rodino was appointed Chief Sales Officer of the Company in September 2016. In addition to this role, Mr. Rodino serves as the Executive Vice President of Sales, a position he has held since December 2011. Prior to that, he was the Chief Operating Officer of the Company from March 2013 to September 2016 and Vice President of Sales for the Midwest from August 2009 to December 2011. Mr. Rodino has over 26 years of experience in serving the recreational vehicle, manufactured housing and industrial markets.

KIP B. ELLIS

Kip B. Ellis was appointed Executive Vice President of Operations and Chief Operating Officer of the Company in September 2016. He was elected an officer in September 2016. Mr. Ellis joined the Company as Vice President of Market Development in April 2016. Prior to his role at Patrick, Mr. Ellis served as Vice President of Aftermarket Sales for the Dometic Group from 2015 to 2016. Prior to his tenure at Dometic, Mr. Ellis served as Vice President of Global Sales and Marketing from 2007 to 2015 at Atwood Mobile Products. Mr. Ellis has over 23 years of experience serving the recreational vehicle, manufactured housing, industrial and automotive markets.

JOSHUA A. BOONE

Joshua A. Boone was appointed Vice President of Finance, Chief Financial Officer and Secretary-Treasurer of the Company in January 2016. He was elected an officer in May 2016. Mr. Boone joined the Company as its Director of Corporate Finance in July 2014. Prior to his role at Patrick, Mr. Boone served as Chief Financial Officer for Pretzels, Inc. from 2012 to 2014 and served in several leadership positions in finance and accounting at Brunswick Corporation from 2007 to 2012. Mr. Boone has over 15 years of experience serving the manufacturing, industrial and marine industries in various financial and managerial capacities.

2019 Executive Compensation Plan Highlights

•

Increase to CEO base pay; no increase to short-term incentive (“STI”) or long-term incentive (“LTI”) target pay year-over-year. Base compensation was adjusted in alignment with Company scope and to assure a competitive position with the market for total target direct compensation.

•

Increases to each of the other NEOs’ compensation in one or more compensation components. Adjustments were made in alignment with Company and role scope increases and to assure a competitive position with the market for total target direct compensation.

•	Changes to the STI Plan performance targets and corresponding payout when performing above plan.

•	Change to the LTI Plan performance targets and corresponding payout when performing above plan. In addition, the maximum payout increasing in competitive alignment with the market.

•	No other changes year-over-year to the Executive Compensation Plan.

Compensation Discussion and Analysis for Executive Officers (“CD&A”)

We believe that our compensation plan as it relates to the NEOs and other executives should be aligned with the Company’s short-term and long-term organizational strategic agenda and its operating performance and cash flows and ensure appropriate management ownership in the Company. Messrs. Cleveland, Nemeth, Rodino, Ellis and Boone comprise our NEOs for fiscal 2019, as such term is used under SEC rules. Our philosophy and objectives are to provide a comprehensive market competitive compensation program designed to attract, retain and motivate the best qualified talents from inside and outside the industry and to align the interests of our senior management team with the interests of our shareholders, both short-term and long- term. The Company utilizes a “pay-for-differentiated performance” compensation philosophy that establishes base salaries that are generally low relative to its peer group companies while offering the opportunity for greater upside potential by establishing performance-based short-term and long-term incentives that are generally high relative to its peer group companies. Our performance management system links compensation to achieving or exceeding certain objectives based on our short-term and long-term goals. In order to meet these objectives, the Compensation Committee has met numerous times over the past year and has conducted independent benchmark studies and analyses, in conjunction with the utilization of a third-party compensation consultant, to develop a comprehensive performance and rewards compensation strategy as it relates to our NEOs and other executives. See “Plan Components” discussion below.

2020 PROXY STATEMENT	33

2019 Executive Compensation Plan: Pay-at-Risk

The 2019 executive compensation plan for the NEOs was designed to compensate and reward the plan participants with “pay-for-differentiated-performance.” The plan design is specifically designated through each compensation component to incrementally reward the NEO as the performance against established key financial metrics is achieved. This plan design places a high degree of emphasis and reward based on variable compensation or “pay-at-risk.” Each element of compensation is outlined below in demonstration of the philosophy and architecture of the plan design.

Base Pay (Salary)

To implement our variable pay-at-risk philosophy in 2019, we intentionally set the NEOs’ base salaries so that they are lower than market-based salaries.

The CEO’s and each of the other NEOs’ base compensation for 2019 was aligned to the 25th to 50th percentile range of their respective established peer group and general industry data.

Executive	2019 Base Pay	Fixed or Variable Pay

CEO	$750,000	Fixed Pay

ALL OTHER NEOS COMBINED	1,775,000	Fixed Pay

Non-Equity Incentive Compensation (Short-Term Incentive)

The 2019 Short-Term Incentive Plan (“STIP”) was designed to reward the CEO and each of the other NEOs for differentiated incremental performance against the net income of the plan year (net of 2019 acquisitions) and individual performance goals of each NEO. The STIP is designed to be 100% variable, performance dependent, pay-at-risk. Assuming target performance, the net income metric performance accounts for 70% of the performance payout and each NEO’s personal strategic objectives account for 30% of the performance payout, allowing for differentiation of each individual NEO’s contributions to the performance of the Company. STIP compensation may range from 0 to 200% of target and is 100% variable compensation.

If an individual’s performance rating is below the threshold performance rating, such individual is not eligible for a STIP award regardless of Company performance. If the Company’s net income (net of acquisitions) performance is below the threshold Company performance, no individual is eligible for that performance plan year’s annual STIP award regardless of individual performance.

The STIP threshold, target, stretch and maximum performance levels for both net income (net of 2019 acquisitions) and personal performance and related payouts are noted below for reference.

	Company Performance (70% of target performance payout)

Net Income Performance	Performance to Plan (%)	Payout (%)

LESS THAN THRESHOLD	<75	0

THRESHOLD	75	50

TARGET (PLAN)	100	100

STRETCH	110	175

MAXIMUM	115	200

34

EXECUTIVE COMPENSATION

	NEO Individual Performance (30% of target performance payout)

Personal Performance	Performance Rating (0-5 Scale)	Payout (%)

LESS THAN THRESHOLD	<2.5	0

THRESHOLD	2.5	50

TARGET (PLAN)	3.5	100

STRETCH	4.4	175

MAXIMUM	5.0	200

The STIP target amount for the CEO and each of the other NEOs is designed to align to the 75th percentile range of established peer group and general industry pay percentiles.

Executive	2019 Target STIP	Fixed or Variable Pay

CEO	$1,800,000	Variable Pay

ALL OTHER NEOS COMBINED	2,275,000	Variable Pay

Long-Term Incentive Plan Compensation (Long-Term Incentive Plan)

The 2019 Long-Term Incentive Plan (“LTIP”) was designed to reward the CEO and each of the other NEOs for sustained, long-range performance while ensuring incremental reward for differentiated performance against the Company’s three-year cumulative earnings before interest, taxes, depreciation and amortization (“EBITDA”) plan. The design of the LTIP creates 80% of the target value of the award in the form of this performance-dependent variable pay and 20% in the form of retentive, time-based fixed compensation with three-year cliff vesting.

The LTIP threshold, target, stretch and maximum performance levels for three-year cumulative EBITDA and related payouts are noted below for reference.

3-Year Cumulative EBITDA	Performance to Plan (%)	Payout (%)

LESS THAN THRESHOLD	<80	0

THRESHOLD	80	50

TARGET	100	100

STRETCH	110	150

MAXIMUM	120	200

The LTIP target amount for the CEO and each of the other NEOs is designed to align to the 50th percentile range of peer and general industry pay percentiles. The target value of the LTIP is awarded in Restricted Stock Units (“RSUs”). The table below outlines the target LTIP amount for the CEO and all the other NEOs combined.

Executive	2019 Target LTIP	Variable Pay (80%)	Fixed Pay (20%)

CEO	$3,000,000	$2,400,000	$600,000

ALL OTHER NEOS COMBINED	3,450,000	2,760,000	690,000

2020 PROXY STATEMENT	35

Total Target Compensation: Fixed vs. Variable Pay Summary

Upon combining all pay elements of the 2019 Executive Compensation Plan, the philosophy of paying for differentiated performance is realized through the high percentages of variable pay-at-risk verses fixed pay as depicted in the table and graph below.

		Total Target Fixed Pay		Total Target Variable Pay
Executive	Total Target Compensation	$	%	$	%

CEO	$5,550,000	$1,350,000	24.3%	$4,200,000	75.7%

ALL OTHER NEOS COMBINED	7,500,000	2,465,000	32.9%	5,035,000	67.1%

Total Fixed vs. Variable Pay at Target

36

EXECUTIVE COMPENSATION

Executive Compensation Decisions

Participants and Roles

COMPENSATION COMMITTEE

•  Reviews and approves, with input from our management team and external advisors, the Company’s executive compensation and benefits programs, including the NEOs.

•  Provides annual and ongoing review, discussion, analysis and recommendations regarding the evaluation of the execution of the performance plan for the NEOs against defined business objectives.

INDEPENDENT COMMITTEE CONSULTANT

•  Provides published survey data, peer group proxy data and analysis and consultation to the Compensation Committee on executive and non-employee director compensation.

•  Establishes and maintains an independent perspective to avoid any conflicts of interests while working directly for the Compensation Committee unless the Committee has pre- approved any work to be conducted with management for review by the Committee and approval by the Board.

CHIEF EXECUTIVE OFFICER AND CHIEF HUMAN RESOURCES OFFICER

•  When requested by the Compensation Committee, provides executive compensation and benefit plan input related to the performance management structure and provides support on compensation and benefit program design and implementation, as well as compliance and disclosure requirements.

•  The CEO evaluates the performance plans of the President, CSO, COO and CFO and other executives in accordance with the Board approved plan.

Plan Factors

There are several key factors the Compensation Committee considers when recommending plan-year executive compensation decisions:

•	NEOs’ roles, position scope, experience, skill set and performance history;

•	The external market for comparable roles;

•	The current and expected business climate; and

•	The Company’s financial position and operating results.

Plan Components

The Compensation Committee utilizes its own judgment in approving the components of compensation, benefits, and plan targets for the NEOs. The Compensation Committee further reviews and approves compensation including base compensation, targets, thresholds, and maximums of short-term and long-term incentive compensation. In addition, the Compensation Committee utilizes a third-party compensation consulting firm, Willis Towers Watson, to provide relevant compensation benchmarks for the NEOs and other key leadership roles as well as plan design review and input. The Compensation Committee takes the shareholder advisory voting results, along with any other shareholder input on executive compensation, into consideration as one of several decision points in its executive compensation decision making process for each plan year. Approximately 84% of shareholders voted to approve the compensation of the NEOs for fiscal year 2018 based on the most recent shareholder advisory vote at our Annual Meeting of Shareholders held on May 15, 2019. This advisory vote has been taken into consideration by the Compensation Committee with respect to the acceptability of the 2019 plan.

2020 PROXY STATEMENT	37

Benchmark Sources and Fiscal Year 2019 Peer Group

As described under “Plan Components,” an important factor in establishing executive compensation for 2019 is the external market for comparable roles. In addition, based on the data utilized from an index of General Industry companies provided by the Central Data Base Survey of Willis Towers Watson, our independent compensation committee consultant, the Compensation Committee updated its benchmark peer group for the period ended December 31, 2019 to include the following companies, which we believe represents an effective comparator group with similar scope of revenue and market capitalization. Ply Gem Holdings, Inc. was deleted from the 2019 peer group due to the acquisition of the entity.

•	American Woodmark Corporation

•	Apogee Enterprises, Inc.

•	Applied Industrial Technologies, Inc.

•	Armstrong World Industries, Inc.

•	Cavco Industries, Inc.

•	EnPro Industries, Inc.

•	Gibraltar Industries, Inc.

•	Hyster-Yale Materials Handling, Inc.
•	LCI Industries, Inc.

•	Masonite International Corporation

•	Mueller Industries, Inc.

•	NCI Building Systems, Inc.

•	Simpson Manufacturing Co., Inc.

•	Standard Motor Products, Inc.

•	Wabash National Corporation

•	Winnebago Industries, Inc.

Fiscal Year 2019 Executive Compensation

Compensation and Benefits Components	Description and Purpose

BASE SALARY	Cash payments reflecting a market competitive position for performance of functional role.

SHORT-TERM INCENTIVES	Lump sum cash payments reflective of approved pay-for-performance plan and the relative achievements of the business and individual performance objectives. The Board reserves the right at any time to award discretionary bonuses to senior management based on outstanding performance or other factors.

LONG—TERM INCENTIVES	Stock vehicle grants reflecting approved pay-for-performance plan and the relative long-term achievement of the business performance plans as well as the Company’s desire to retain high- performing talent and align the interests of senior management with shareholder interests.

EXECUTIVE HEALTH AND WELFARE BENEFITS	Health and welfare benefits mirror scope of standard plans for all employees.

VOLUNTARY DEFERRED COMPENSATION PLAN	Highly compensated individuals can elect to voluntarily defer all or a portion of their wages in any given year subject to applicable laws and restrictions. Designed to supplement market competitive position and further drive retention of key executives.

OTHER COMPENSATION	Other compensation includes: Automobile allowance, Company contributions pursuant to the Patrick Industries, Inc. 401(k) Plan and to individual Health Savings Accounts, and health club reimbursement pursuant to the Company’s general health and welfare program.

SEVERANCE BENEFITS	Reasonable and customary transition support aligned to market benchmark data.

38

EXECUTIVE COMPENSATION

Base Salary

The Compensation Committee reviews and approves the base salaries of the NEOs each year, as well as at the time of promotion, change in job responsibilities or any other change deemed to be a material event. Base salaries are set during the first quarter of each year. The Compensation Committee sets the salary for the CEO and approves the base salaries for the other NEOs based on recommendations by the CEO.

When determining base salary adjustments for its NEOs, the Compensation Committee considers a combination of (1) peer group data, (2) market data, including industry norms and benchmarking data from companies of similar size and scope and (3) outstanding Company and individual performance. In general, the Compensation Committee targets the 25th to 50th percentile of the Company’s peer group in determining base salaries.

The Board increased the CEO salary in 2019 as a result of Mr. Cleveland’s individual performance and increased role in developing and executing the Company’s growth strategy and peer comparator group market data alignment. The other NEOs’ base salary increases were based on peer group data market alignment and individual performance contributions.

Name / Benefit	2018 Base Salary - 1/29/18	2019 Base Salary - 1/28/19	% Increase

TODD M. CLEVELAND	$700,000	$750,000	7.1%

ANDY L. NEMETH	475,000	500,000	5.2%

JEFFREY M. RODINO	400,000	425,000	6.3%

KIP B. ELLIS	400,000	450,000	12.5%

JOSHUA A. BOONE	335,000	400,000	19.4%

Non-Equity Incentive Plan Awards

The short-term incentive portion of the 2019 compensation plan consists of annual non-equity incentive plan awards, which are reviewed and approved each year and are based on the Company’s financial results and the individual’s performance against defined objectives. Several key components were considered in the development of the 2019 STIP to align the STIs with shareholder interest by measuring the Company’s financial performance and the individual’s performance in support of the Company’s short- and long-term strategies. These components are noted on pages 34 and 35.

Below are the STI metric components for 2019:

2019 STIP Award Component	Threshold Performance	Target Performance	Maximum Performance

COMPANY PERFORMANCE (NET INCOME) (1)	$81.69MM	$108.92MM	$125.26MM

INDIVIDUAL RATING	2.5	3.5	5.0

PAYOUT AS A PERCENTAGE OF TARGET AWARD	50%	100%	200%

(1)	All net income targets are net of the contributions of 2019 acquisitions.

2020 PROXY STATEMENT	39

The Company achieved adjusted fiscal 2019 net income of $85.9 million (net of 2019 acquisitions) which equated to 78.9% of the target Company performance. When combined with the individual performance rating for each NEO, the actual STIP award payouts for 2019 were as follows:

Name / Benefit	2019 Base Salary	Target Award as a % of Base Salary (1)	Target STI Award	Actual Award Amount as a % of Target Award	Actual 2019 STI Award Payout

TODD M. CLEVELAND	$750,000	240.0%	$1,800,000	69%	$1,243,800

ANDY L. NEMETH	500,000	155.0%	775,000	81%	624,650

JEFFREY M. RODINO	425,000	141.1%	600,000	71%	423,600

KIP B. ELLIS	450,000	111.1%	500,000	88%	440,500

JOSHUA A. BOONE	400,000	100.0%	400,000	81%	322,400

(1)

The target award as a percentage of base salary for the NEOs was determined by the Compensation Committee and applied to the base salary in effect as of January 28, 2019. An increased target award as a percentage of base salary was established for each NEO in 2019 in alignment with the Company’s “pay-for-differentiated-performance” philosophy, market competitive positions for earned payout and further enhancement of the pay-at-risk for each NEO.

While these targets were used in fiscal year 2019, the Compensation Committee reserves the right to modify, cancel, change or reallocate any components of this calculation or criteria at any time.

Each NEO’s individual performance rating takes into account four strategic performance objectives in assessing the personal performance of the NEOs named in the Summary Compensation Table for 2019. The four strategic objectives are specific for each NEO and are linked to the Company’s strategic plan and that year’s organizational strategic agenda and include, among others: (1) improving the revenue and profitability of business units under the leadership and control of the NEO; (2) the introduction of new product lines and product line extensions to achieve target revenue growth levels and market share; (3) the ongoing evaluation of strategic opportunities related to our capital allocation strategy and the execution of those opportunities, as appropriate; and (4) objectives linked to developing and managing talent consistent with the Company’s values and enhancing and developing the leadership capabilities of the Company’s future leaders.

The individual objectives for each NEO are initially developed by the Compensation Committee to guide their planned respective contribution toward the Company’s strategic and financial goals for the plan year and are reviewed and approved by either the CEO or by the Board, in the CEO’s case.

In assessing the NEOs’ individual performance, the Compensation Committee is provided with detailed quantitative and qualitative documentation substantiating individual performance against each individual objective. The Compensation Committee looks to the CEO’s performance assessments of the other NEOs and his recommendations regarding a performance rating for each, as well as input from the non-management Board members. These recommendations may be adjusted by the Compensation Committee prior to finalization. The personal performance assessment of our CEO is determined by the Compensation Committee with input from members of the Board.

While the achievement of corporate objectives is quantified with an individual rating, each NEO’s relative contribution to those objectives is only one qualitative component against which the individual’s performance is assessed by the Compensation Committee. Based upon their individual achievements, as evaluated by the Compensation Committee, and by the CEO for Messrs. Nemeth, Rodino, Ellis and Boone, the individual performance rating achieved by each of these four NEOs exceeded the target performance rating of 3.5 set by the Compensation Committee.

40

EXECUTIVE COMPENSATION

Long-Term Incentive Plan

We believe that long-term incentive compensation represents an important and appropriate motivational tool to achieve certain long- term Company goals and closely align the interests of our management team with those of our shareholders. Our executive officers participate in our long-term incentive plan (“LTIP”) as a result of their ability to make a significant contribution to the Company’s financial performance, their level of responsibility, their ability to meet performance objectives and their leadership potential and execution.

In 2019, the Compensation Committee adopted a Board approved “pay-for-differentiated-performance” based Long-Term Incentive Plan (“2019 LTIP”) for the NEOs as noted on page 35. The 2019 LTIP utilizes a long-term incentive target award, which is established as a percentage of base compensation for each of the NEOs. The target award is comprised of a restricted share award (80% of which is performance-contingent and 20% of which is time-based). In determining the number of shares comprising the restricted share award, the target value of the restricted share component is divided by the stock price per share as established by the Board for the particular plan year, reflecting the trading price range of the common stock preceding the grant date ($36.00 for the 2019 LTIP award). The awarded target shares vest over a three-year time/performance period. Time-based shares cliff vest at the conclusion of the three-year period from the grant date. The performance-contingent shares are earned based on the achievement of three-year cumulative Company EBITDA performance (2019 to 2021) against target from 0% up to a maximum payout of 200% of target. The 2019 LTIP further reflects the Company’s “pay-for-differentiated-performance” philosophy through its upside potential for performance in excess of target levels. The target as a percentage of base compensation was increased for all NEOs in alignment with the Company’s “pay-for-differentiated-performance” philosophy, market competitive positions for earned payout and the increased component of the pay-at-risk compensation for each NEO.

The table below shows a sample calculation of 2019 LTIP award components:

Base Salary	Target Award as a % of Base Salary	Target Award (1,250 Restricted Shares @ $36.00 per share)	Restricted Shares Target Award: Performance-Contingent (80%) (Shares @ $36.00 per share)	Restricted Shares Target Award: Time-Based (20%) (Shares @ $36.00 per share)

$150,000	30%	$45,000	1,000	250

The restricted share award is divided into (1) restricted shares with time-based vesting (“Time-Based Shares”) and (2) restricted shares with performance-based vesting (“Performance-Contingent Shares”). The Compensation Committee believes that the use of Time-Based Shares and Performance-Contingent Shares aligns the NEOs’ focus with the Company’s long-term financial performance objectives and assures that significant retention value of the granted equity is maintained for each NEO.

The threshold, target, stretch and maximum performance metrics for the 2019 LTIP are outlined below:

Plan Component	Threshold EBITDA Performance (1) Payout as % of Target	Target EBITDA Performance (1) Payout as % of Target	Stretch EBITDA Performance (1) Payout as % of Target	Maximum EBITDA Performance (1) Payout as % of Target

TIME-BASED SHARES	100%	100%	100%	100%

PERFORMANCE-CONTINGENT SHARES	50%	100%	150%	200%

(1)	The Company EBITDA performance is measured as the cumulative EBITDA achieved in 2019, 2020 and 2021.

2020 PROXY STATEMENT	41

The target 2019 LTIP award components for the NEOs in 2019 were as follows:

Name / Benefit	Total Target Award as % of Base Salary	Total Target Award	Total Target Award (Shares)	Target Time-Based Share Award (Shares)	Target Performance-Contingent Share Award (Shares)

TODD M. CLEVELAND	400.0%	$3,000,000	83,334	16,667	66,667

ANDY L. NEMETH	320.0%	1,600,000	44,445	8,889	35,556

JEFFREY M. RODINO	129.4%	550,000	15,278	3,056	12,222

KIP B. ELLIS	166.7%	750,000	20,834	4,167	16,667

JOSHUA A. BOONE	137.5%	550,000	15,278	3,056	12,222

Individual NEO threshold, target, stretch and maximum payouts in shares for each long-term incentive component of the 2019 LTIP are outlined below:

Name / Benefit	Threshold EBITDA Performance Component Award (Shares)	Target EBITDA Performance Component Award (Shares)	Stretch EBITDA Performance Component Award (Shares)	Maximum EBITDA Performance Component Award (Shares)

TIME-BASED SHARES (1) (2) Todd M. Cleveland	16,667	16,667	16,667	16,667

Andy L. Nemeth	8,889	8,889	8,889	8,889

Jeffrey M. Rodino	3,056	3,056	3,056	3,056

Kip B. Ellis	4,167	4,167	4,167	4,167

Joshua A. Boone	3,056	3,056	3,056	3,056

PERFORMANCE-CONTINGENT SHARES (1) Todd M. Cleveland	33,334	66,667	100,001	133,334

Andy L. Nemeth	17,778	35,556	53,334	71,112

Jeffrey M. Rodino	6,111	12,222	18,333	24,444

Kip B. Ellis	8,334	16,667	25,001	33,334

Joshua A. Boone	6,111	12,222	18,333	24,444

(1)	Represents the number of shares for the threshold, target, stretch and maximum payouts for the Time-Based shares and Performance-Contingent shares for the 2019 LTIP award.

(2)	The Time-Based shares cliff vest at the conclusion of the required three-year service period.

The Company records the estimated compensation expense over the life of the LTIP Plan performance period assuming the stretch payout (150%) and adjusts its estimates on a periodic basis, if required. The NEOs have voting rights with respect to all of the shares as of the date of grant and the shares will be returned to the Company in the event that performance targets or time-based vesting requirements are not achieved. The actual payout under the 2019 LTIP will be determined at the conclusion of the three-year performance period ending on December 31, 2021 (the third year in the cumulative EBITDA performance measurement period) and payment of the award will be settled in stock.

See “Potential Payments Upon Termination or Upon a Change of Control” on pages 52 to 55 payable to each of the NEOs upon termination or a change in control.

42

EXECUTIVE COMPENSATION

Stock Ownership Requirement

The NEOs are required to maintain a pre-defined multiple of base salary in the form of ownership of the Company’s common stock based on the Board-established target price for a particular plan year that is to be achieved over a period of three years, in the event the condition is not met. Each of the NEO’s total common stock ownership for the year ended December 31, 2019 exceeded the stock ownership requirement. The following table sets forth information about the required share value of the common stock to be owned by each NEO for the year ended December 31, 2019:

Name	2019 Base Salary	2019 Multiple of Base Salary	Required Total Share Value (1)

TODD M. CLEVELAND	$750,000	4X	$3,000,000

ANDY L. NEMETH	500,000	2X	1,000,000

JEFFREY M. RODINO	425,000	2X	850,000

KIP B. ELLIS	450,000	2X	900,000

JOSHUA A. BOONE	400,000	2X	800,000

(1)	Inclusive of the fair value of stock options, restricted stock and restricted stock units awarded by the Company and shares purchased by the NEO in the open market.

The Company does not have a policy that prevents employees or directors from engaging in hedging transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, and such transactions are generally permitted.

Executive Retirement Plan and Non-Qualified Excess Plan

Executive Retirement Plan

As part of a long-term compensation program established prior to 2007, the Company maintains a non-qualified executive retirement plan (the “Executive Retirement Plan”) for Mr. Nemeth. According to the provisions of the Executive Retirement Plan, Mr. Nemeth is entitled to receive annually 40% of his respective highest annual base wages earned in the last three years prior to retirement or termination from the Company paid over ten years in 260 consecutive bi-weekly payments. No new employees have been invited to participate in the Executive Retirement Plan since January 1, 2007.

Non-Qualified Excess Plan

The Company maintains a voluntary non-qualified deferred compensation plan (the “NQDC Plan”) for its key executives whereby individuals can elect at the beginning of any fiscal year to defer all or a portion of their base wages for that particular year, subject to applicable laws and restrictions. Participants are immediately vested in the plan. There were no contributions made to the NQDC Plan in 2019.

Perquisites

The Company believes in a performance-based compensation and benefits package and therefore provides very few perquisites to our NEOs. The Company provides a car allowance to our NEOs, other executives, corporate managers and general managers, all of which are included as taxable income.

Benefit Plans

The Company does not maintain separate benefit plans for our NEOs. They participate in the same health and welfare plans as all of our other general employees with the same deductibles and co-pays. The NEOs also participate in the same 401(k) retirement program as all of the other general employees.

2020 PROXY STATEMENT	43

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid in excess of $1 million for any fiscal year to certain specified covered employees. Under the rules in effect before 2018, compensation that qualified as “performance-based compensation” under Section 162(m) was deductible without regard to this $1 million limit. The 2017 Tax Cuts and Jobs Act generally eliminated the performance-based compensation exception under Section 162(m), effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. The Company will continue to monitor IRS guidance interpreting the Tax Cuts and Jobs Act. While the Compensation Committee intended that certain incentive awards granted to our NEOs on or prior to November 2, 2017 be deductible as “performance-based compensation,” it cannot assure that result.

We expense equity awards in accordance with Accounting Standards Codification 718 Compensation - Stock Compensation (“ASC 718”). See Note 18 to the Consolidated Financial Statements in our 2019 Annual Report on Form 10-K for the assumptions used in determining the fair value of equity awards consisting of stock options and stock appreciation rights (“SARS”).

Summary Compensation Table

The following Summary Compensation Table sets forth information about the compensation paid to our NEOs for the years ended December 31, 2019, 2018 and 2017. There were no stock options or SARS awarded to our NEOs for the years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (6)	All Other Compensation (7)	Total

TODD M. CLEVELAND Executive Chairman of the Board (8)	2019	$731,154	$—	$4,595,552	$—	$1,243,800	$—	$14,867	$6,585,373
	2018	690,383	—	4,174,587	—	1,980,000	—	14,836	6,859,806
	2017	596,154	150,000	2,422,638	6,772,862	1,912,800	—	14,235	11,868,689

ANDY L. NEMETH Chief Executive Officer and President (9)	2019	493,942	—	2,450,964	—	624,650	30,953	14,690	3,615,199
	2018	472,596	—	1,391,573	—	871,875	29,621	14,365	2,780,030
	2017	448,077	75,000	1,211,373	1,935,120	1,214,250	15,432	15,750	4,915,002

JEFFREY M. RODINO Chief Sales Officer and Executive Vice President of Sales	2019	417,885	—	842,513	—	423,600	—	12,050	1,696,048
	2018	396,058	—	765,421	—	630,000	—	12,025	1,803,504
	2017	370,192	50,000	807,510	999,695	926,400	—	11,910	3,165,707

KIP B. ELLIS Chief Operating Officer and Executive Vice President of Operations	2019	445,193	—	1,148,928	—	440,500	—	12,050	2,046,671
	2018	391,250	—	974,160	—	528,750	—	12,400	1,906,560
	2017	315,385	50,000	565,257	483,559	549,150	—	11,311	1,974,662

JOSHUA A. BOONE Chief Financial Officer, Vice President of Finance, and Secretary-Treasurer	2019	388,346	—	842,513	—	322,400	—	7,793	1,561,052
	2018	326,654	—	556,682	—	393,625	—	8,455	1,285,416
	2017	270,692	50,000	323,112	516,195	447,165	—	7,756	1,614,920

(1)	For information on base salaries, see “Base Salary” on page 39.

(2)

The NEOs received discretionary bonus awards for the year ended December 31, 2017. The NEOs did not receive any payments that would be characterized as “Bonus” payments for the fiscal years ended December 31, 2019 and 2018.

(3)

Amounts shown do not reflect compensation actually received. Such amounts reflect the aggregate fair value of stock awards granted during the year which is generally the total amount that the Company expects, as of the grant date, to expense in its financial statements over the awards vesting schedule in accordance with ASC 718.

44

EXECUTIVE COMPENSATION

(4)

Amounts shown do not reflect compensation actually received. Such amount reflects the aggregate fair value of stock options and SARs granted during the year which is generally the total amount that the Company expects, as of the grant date, to expense in its financial statements over the awards vesting schedule in accordance with ASC 718. See Note 18 to the Consolidated Financial Statements in our 2019 Annual Report on Form 10-K for the assumptions used in determining the fair value of each option and SARs award based on the Black-Scholes option-pricing model.

(5)

Amounts shown represent the short-term incentive awards earned in 2019 by each of the NEOs, and approved by the Compensation Committee, based on the achievement of both pre-determined Company performance targets and individual performance targets for 2019. See “Non-Equity Incentive Plan Awards” on pages 39 and 40.

(6)

Amounts shown do not reflect compensation actually received. Such amounts reflect the aggregate change in the present value of the NEO’s accumulated benefit under the Executive Retirement Plan and the Non-Qualified Excess Plan. In computing these amounts, the Company uses various assumptions including remaining years of service, estimated discount rates and present value calculations.

(7)	The amounts included in “All Other Compensation” are detailed in the table below:

Name	Year	401(k) Matching Contribution	Other (a)	Total All Other Compensation

	2019	$827	$14,040	$14,867

TODD M. CLEVELAND	2018	796	14,040	14,836

	2017	495	13,740	14,235

	2019	1,250	13,440	14,690

ANDY L. NEMETH	2018	925	13,440	14,365

	2017	810	14,940	15,750

	2019	950	11,100	12,050

JEFFREY M. RODINO	2018	925	11,100	12,025

	2017	810	11,100	11,910

	2019	950	11,100	12,050

KIP B. ELLIS	2018	925	11,475	12,400

	2017	611	10,700	11,311

	2019	593	7,200	7,793

JOSHUA A. BOONE	2018	505	7,950	8,455

	2017	356	7,400	7,756

(a)

Amounts shown reflect an automobile allowance, the Company contribution to individual Health Savings Accounts and health club reimbursement pursuant to the Company’s general health and welfare program.

(8)

Effective January 1, 2020, Mr. Cleveland assumed the position of Executive Chairman of the Board. Mr. Cleveland was CEO of the Company from February 2009 to December 31, 2019 and Chairman of the Board from May 2018 to December 31, 2019.

(9)	Mr. Nemeth assumed the position of CEO of the Company effective January 1, 2020. In addition to his CEO position, Mr. Nemeth serves as President, a position he has held since January 2016.

2020 PROXY STATEMENT	45

Pay-at-Risk for Actual 2019 Executive Compensation Plan

Upon combining the three elements of compensation (base salary, STIP and LTIP) for 2019 actual compensation, the CEO pay-at-risk or variable pay represents 74.9% of the compensation received while the other NEOs combined have pay-at-risk or variable compensation of 68.3%. These results are reflective of the philosophical strategy to pay-for-differentiated-performance as approved by the Compensation Committee for the 2019 plan.

Total Fixed vs. Variable Pay for Actual 2019 Compensation*

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules, the Company is providing information about the relationship of the annual total compensation of its employees and the annual total compensation of the CEO during 2019. The total annual compensation of our median employee based on total annual compensation (other than our CEO), was $37,237. The annual total compensation of the CEO was $6,585,373. Based on this information, the ratio of the total compensation of the CEO for fiscal 2019 to the median employee’s total annual compensation is 177 to 1.

This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on the Company’s payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

46

EXECUTIVE COMPENSATION

To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates used were as follows:

1.	The median employee was identified using active employee information as of December 31, 2019.

2.

Fiscal 2019 earnings (gross pay) of cash compensation were used as the consistently applied compensation measure to identify the median employee within the employee population. Cash compensation is the most prevalent measure of pay across the organization. Using this methodology, the median employee’s compensation was $37,237 and was determined to be a full-time, hourly, United States-based employee.

3.	The total compensation of the CEO for fiscal 2019 was $6,585,373, which is the total of the compensation amounts reported in the Summary Compensation Table on page 44.

Grants of Plan-Based Awards During Fiscal Year 2019

The table below sets forth information on grants in 2019 to the NEOs of estimated payouts under non-equity incentive plan awards as set forth under “Non-Equity Incentive Plan Awards” on pages 39 and 40, estimated payouts under equity incentive plan awards as set forth under “Long-Term Incentive Plan” on pages 41 and 42, and of stock awards and all other option awards as set forth in the “Summary Compensation Table” on pages 44 and 45. The Company’s policy is generally to grant equity awards effective on the date the Compensation Committee approves such awards.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)				All Other Stock Awards: # of Shares of Stock or Units (3)	All Other Option Awards: # of Securities Underlying Option (4)	Exercise or Closing Market Price on Grant Date Per Share (5)	Grant Date Fair Value of Stock and Option Awards/ SARs (6)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Stretch	Maximum

TODD M. CLEVELAND	1/25/2019	$900,000	$1,800,000	$3,600,000	33,334	66,667	100,001	133,334	16,667	—	$39.39	$4,595,552

ANDY L. NEMETH	1/25/2019	387,500	775,000	1,550,000	17,778	35,556	53,334	71,112	8,889	—	39.39	2,450,964

JEFFREY M. RODINO	1/25/2019	300,000	600,000	1,200,000	6,111	12,222	18,333	24,444	3,056	—	39.39	842,513

KIP B. ELLIS	1/25/2019	250,000	500,000	1,000,000	8,334	16,667	25,001	33,334	4,167	—	39.39	1,148,928

JOSHUA A. BOONE	1/25/2019	200,000	400,000	800,000	6,111	12,222	18,333	24,444	3,056	—	39.39	842,513

(1)

The related performance targets and results are described in detail under “Non-Equity Incentive Plan Awards” on pages 39 and 40. For the actual non-equity incentive awards, see the “Summary Compensation Table” on page 44.

(2)

Represents number of shares of stock or stock units. Restricted shares granted in fiscal 2019 under the 2019 LTIP that are Performance- Contingent based will vest if target EBITDA performance is achieved at the conclusion of the cumulative three-year performance measurement period ending on December 31, 2021. See “Long-Term Incentive Plan” on pages 41 and 42.

(3)	These shares represent the Time-Based restricted stock awards granted in fiscal 2019 that vest on the third anniversary of the grant date. See “Long-Term Incentive Plan” on pages 41 and 42.

(4)	There were no stock options or SARs granted to the NEOs in 2019.

(5)	Represents the closing price of the Company’s stock on the NASDAQ Stock Market on the grant date for the Time-Based and Performance- Contingent based stock awards.

(6)	Represents the fair value of stock awards as of the grant date computed in accordance with ASC 718.

2020 PROXY STATEMENT	47

Outstanding Equity Awards as of December 31, 2019

The following tables summarize the outstanding equity awards held by the NEOs as of December 31, 2019.

Stock Awards

Name	Grant Date	All Other Stock Awards: Number of Shares or Units of Stock That Have Not Vested (1)	All Other Stock Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested (2)

TODD M. CLEVELAND	1/25/2019	16,667	$873,851	100,001	$5,243,052

	1/26/2018	9,091	476,641	54,546	2,859,847

	1/17/2017	6,429	337,072	38,573	2,022,382

ANDY L. NEMETH	1/25/2019	8,889	466,050	53,334	2,796,302

	1/26/2018	3,030	158,863	18,183	953,335

	1/17/2017	3,215	168,562	19,287	1,011,217

JEFFREY M. RODINO	1/25/2019	3,056	160,226	18,333	961,199

	1/26/2018	1,667	87,401	10,001	524,352

	1/17/2017	2,143	112,357	12,857	674,093

KIP B. ELLIS	1/25/2019	4,167	218,476	25,001	1,310,802

	1/26/2018	2,121	111,204	12,729	667,381

	1/17/2017	1,500	78,645	9,000	471,870

JOSHUA A. BOONE	1/25/2019	3,056	160,226	18,333	961,199

	1/26/2018	1,212	63,545	7,274	381,376

	1/17/2017	858	44,985	5,144	269,700

(1)

Restricted share grants related to Time-Based share awards, which were approved by the Board on January 25, 2019, January 26, 2018, and January 17, 2017, fully vest on the third anniversary of the grant date or January 25, 2022, January 26, 2021, and January 17, 2020, respectively. Unvested restricted stock awards are subject to forfeiture under certain circumstances if the NEO’s employment with the Company is terminated before the shares vest.

(2)	Based on a market price of $52.43 per share which was the NASDAQ Stock Market closing price on December 31, 2019.

(3)

Restricted share grants related to Performance-Contingent based share awards at stretch, which were approved by the Board on January 25, 2019, and at maximum, which were approved by the Board on January 26, 2018 and January 17, 2017, will vest if the required EBITDA performance is achieved at the conclusion of the cumulative three-year performance measurement period. Unvested restricted stock awards are subject to forfeiture under certain circumstances if the NEO’s employment with the Company is terminated before the shares vest.

48

EXECUTIVE COMPENSATION

Options/SARs Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs Exercisable (1)	Number of Securities Underlying Unexercised Options/SARs Unexercisable (1)	Options/SARs Exercise Price	Options/SARs Expiration Date

TODD M. CLEVELAND	1/17/2017	104,422	104,423	$53.83	1/17/2026

	1/17/2017	26,106	26,106	53.83	1/17/2026

	1/17/2017	26,106	26,106	60.03	1/17/2026

	1/17/2017	26,106	26,106	66.93	1/17/2026

	1/17/2017	26,106	26,106	74.63	1/17/2026

	12/18/2013	75,000	—	12.30	12/18/2022

	12/18/2013	18,749	—	12.30	12/18/2022

	12/18/2013	18,749	—	14.75	12/18/2022

	12/18/2013	18,749	—	17.71	12/18/2022

	12/18/2013	18,749	—	21.25	12/18/2022

ANDY L. NEMETH	1/17/2017	29,835	29,835	$53.83	1/17/2026

	1/17/2017	7,459	7,459	53.83	1/17/2026

	1/17/2017	7,459	7,459	60.03	1/17/2026

	1/17/2017	7,459	7,459	66.93	1/17/2026

	1/17/2017	7,459	7,459	74.63	1/17/2026

	9/26/2016	55,080	18,360	40.95	9/26/2025

	9/26/2016	13,770	4,590	40.95	9/26/2025

	9/26/2016	13,770	4,590	47.51	9/26/2025

	9/26/2016	13,770	4,590	55.11	9/26/2025

	9/26/2016	13,770	4,590	63.93	9/26/2025

JEFFREY M. RODINO	1/17/2017	15,412	15,413	$53.83	1/17/2026

	1/17/2017	3,853	3,854	53.83	1/17/2026

	1/17/2017	3,854	3,853	60.03	1/17/2026

	1/17/2017	3,853	3,854	66.93	1/17/2026

	1/17/2017	3,854	3,853	74.63	1/17/2026

	9/26/2016	21,618	7,206	40.95	9/26/2025

	9/26/2016	5,404	1,802	40.95	9/26/2025

	9/26/2016	5,403	1,803	47.51	9/26/2025

	9/26/2016	5,404	1,802	55.11	9/26/2025

	9/26/2016	5,403	1,803	63.93	9/26/2025

KIP B. ELLIS	1/17/2017	7,455	7,455	$53.83	1/17/2026

	1/17/2017	1,864	1,864	53.83	1/17/2026

	1/17/2017	1,864	1,864	60.03	1/17/2026

	1/17/2017	1,864	1,864	66.93	1/17/2026

	1/17/2017	1,864	1,864	74.63	1/17/2026

	9/26/2016	6,984	2,328	40.95	9/26/2025

	9/26/2016	1,746	582	40.95	9/26/2025

	9/26/2016	1,746	582	47.51	9/26/2025

	9/26/2016	1,746	582	55.11	9/26/2025

	9/26/2016	1,746	582	63.93	9/26/2025

JOSHUA A. BOONE	1/17/2017	7,958	7,957	$53.83	1/17/2026

	1/17/2017	1,990	1,990	53.83	1/17/2026

	1/17/2017	1,990	1,990	60.03	1/17/2026

	1/17/2017	1,990	1,990	66.93	1/17/2026

	1/17/2017	1,990	1,990	74.63	1/17/2026

(1)

Both the stock options and SARs that were granted to Mr. Cleveland in 2013 vested pro-rata over three years, commencing on December 18, 2014, and expire after nine years. The stock options and SARs that were granted to Messrs. Nemeth, Rodino and Ellis in 2016 vest pro-rata over four years, commencing on September 26, 2017, and expire after nine years. The stock options and SARs that were granted to Messrs. Cleveland, Nemeth, Rodino, Ellis and Boone in 2017 vest pro-rata over four years, commencing on January 17, 2018, and expire after nine years. Unvested options and SARs are subject to forfeiture if the NEO’s employment with the Company is terminated under certain circumstances before the options or SARs vest. There were no options and SARS granted to the NEOs in 2018 and 2019.

2020 PROXY STATEMENT	49

Stock Options and Stock Appreciation Rights Exercises and Stock Vested in Fiscal 2019

The following table sets forth information about the value realized by the NEOs on vesting of stock awards and Performance Share Units (“PSUs”) and the exercise of stock options and SARS in 2019.

	Option Awards		Stock Awards and Performance Share Units

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)(2)(3)	Value Realized on Vesting (1)(2)(3)

TODD M. CLEVELAND	—	—	67,310	$2,489,500

ANDY L. NEMETH	—	—	54,197	2,044,194

JEFFREY M. RODINO	—	—	40,736	1,546,330

KIP B. ELLIS	—	—	3,000	147,000

JOSHUA A. BOONE	—	—	4,041	149,444

(1)

The number of shares acquired on vesting in 2019 related to Time-Based share awards was 9,615 shares for Mr. Cleveland, 5,385 shares for Mr. Nemeth, 3,462 shares for Mr. Rodino and 578 shares for Mr. Boone. The value realized on vesting for Messrs. Cleveland, Nemeth, Rodino and Boone was based on a market price of $47.64 per share, which was the NASDAQ Stock Market closing price on February 22, 2019, times the total number of shares acquired on vesting.

The number of shares acquired on vesting in 2019 related to Time-Based share awards was 3,000 shares for Mr. Ellis. The value realized on vesting for Mr. Ellis was based on a market price of $49.00 per share, which was the NASDAQ Stock Market closing price on April 11, 2019, times the total number of shares acquired on vesting.

(2)

The number of shares acquired on vesting in 2019 related to Performance-Contingent share awards was 57,695 shares for Mr. Cleveland, 32,309 shares for Mr. Nemeth, 20,771 shares for Mr. Rodino and 3,463 shares for Mr. Boone. The value realized on vesting was based on a market price of $35.21 per share, which was the NASDAQ Stock Market closing price on January 11, 2019 (the date the performance conditions were met), times the total number of shares acquired on vesting.

(3)

In 2014, Messrs. Nemeth and Rodino received supplemental long-term incentive grants in the form of PSUs that were awarded in 2014, 2015 and 2016, with vesting based on Company performance over three-year measurement periods. The number of shares acquired on vesting in 2019 related to the 2016 PSU awards was 16,503 shares for Mr. Nemeth and 16,503 shares for Mr. Rodino. The value realized on vesting was based on a market price of $39.39 per share, which was the NASDAQ Stock Market closing price on January 25, 2019 (the date the performance conditions were met), times the total number of shares acquired on vesting.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (1)	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining for Future Issuance Under Equity Compensation Plans (2)

Equity Compensation Plans Approved by Security Holders	1,072,010	$49.82	668,047

Equity Compensation Plans Not Approved by Security Holders	—	N/A	—

TOTAL	1,072,010	$49.82	668,047

(1)	The number of securities represented is the amount of shares to be issued upon exercise of outstanding options and SARs as of December 31, 2019.

(2)

Represents the number of net shares available for future awards under the 2009 Omnibus Incentive Plan as of December 31, 2019, and excludes the number of securities to be issued upon exercise of outstanding options and SARs.

50

EXECUTIVE COMPENSATION

Non-Qualified Deferred Compensation

The following table sets forth information about the participation of the NEOs in the Executive Retirement Plan and the NQDC Plan and is set forth in the “Summary Compensation Table” under the caption “Change in Pension Value and Non-Qualified Deferred Compensation Earnings”:

Name / Benefit	Executive Contribution in Last FY ($)	Registrant Contribution in Last FY ($)	Aggregate Earnings in Last FY (1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of Last FYE (2)

TODD M. CLEVELAND	—	—	—	—	—

ANDY L. NEMETH (3)	—	—	$30,953	—	$270,841

JEFFREY M. RODINO	—	—	—	—	—

KIP B. ELLIS	—	—	—	—	—

JOSHUA A. BOONE	—	—	—	—	—

(1)	Represents the interest for the current fiscal year associated with the annuity.

(2)

Represents the present value of an annuity as of December 31, 2019 to be paid at retirement pursuant to the terms of the Executive Retirement Plan agreement. The aggregate balance as of January 1, 2019 was $239,888.

(3)

According to the provisions of the Executive Retirement Plan, payments of the annuity for Mr. Nemeth will commence prior to his eligible retirement age over a ten-year vesting period due to death or disability.

Messrs. Cleveland, Rodino, Ellis and Boone did not participate in the Executive Retirement Plan as no new employees have been invited to participate in the plan since January 1, 2007. In addition, there were no contributions made to the NQDC Plan in 2019. See “Executive Retirement Plan and Non-Qualified Excess Plan” summary descriptions on page 43.

2020 PROXY STATEMENT	51

Potential Payments Upon Termination or Upon a Change of Control

Executive Employment Agreements

The Company has entered into Employment Agreements (the “Agreements”) with Messrs. Cleveland, Nemeth, Rodino, Ellis and Boone, pursuant to which they agreed to serve as executive officers of the Company. The Agreements contain a non-compete clause and certain other stipulations and provide for a severance package that includes twelve (12) months base salary. Under the Agreements, voluntary termination by the NEO or termination by the Company for cause will not result in any obligation of the Company to make payments. Upon termination by the Company without cause (as defined in the Agreement), each NEO would be entitled to: (i) one year of base salary; and (ii) annual non-equity incentive compensation that the NEO would have been entitled to receive at the end of the fiscal year. In addition, if the NEO’s employment is terminated prior to the end of the fiscal year due to death or disability or without cause, any non-equity incentive compensation due to the NEO is to be pro-rated as of the effective date of the termination. The base salary portion would be paid out in equal bi-weekly payments on the regular payroll cycle, and the non-equity incentive compensation would be calculated and paid in accordance with the terms of the applicable plan on a pro-rata basis from the date of termination. Upon termination due to death or disability, the NEO would only receive base salary through the end of the month in which the disability or death occurred.

We believe that the Company should provide reasonable severance benefits to our NEOs and other general employees that are fair and commensurate with their job duties, functions, and responsibilities. We believe it is in the best interest of the Company to obtain a release from employees whose employment is terminated as well as a non-compete agreement from certain employees in the form of an employment agreement. The following table summarizes the employment agreements as of December 31, 2019 for each of our NEOs in the event they are terminated without cause.

Name	Severance Benefits Upon Termination Without Cause (1)	Non-Compete	Confidentiality Agreement

TODD M. CLEVELAND	12 Months Base Salary / Non-Equity Incentive Compensation	2 YEARS	INDEFINITE

ANDY L. NEMETH	12 Months Base Salary / Non-Equity Incentive Compensation	2 YEARS	INDEFINITE

JEFFREY M. RODINO	12 Months Base Salary / Non-Equity Incentive Compensation	2 YEARS	INDEFINITE

KIP B. ELLIS	12 Months Base Salary / Non-Equity Incentive Compensation	2 YEARS	INDEFINITE

JOSHUA A. BOONE	12 Months Base Salary / Non-Equity Incentive Compensation	2 YEARS	INDEFINITE

(1)	Employee is required to sign a mutual release of claims in a form satisfactory to the Company.

52

EXECUTIVE COMPENSATION

Executive Equity Compensation Agreements

In addition to reasonable severance benefits outlined under the employment agreements discussed above, the Company has entered into certain long-term equity compensation agreements with its executive officers, of which the awards under those agreements (in the form of restricted stock grants, stock options and SARS) are eligible for accelerated vesting under certain circumstances.

Restricted Stock Grants: Time-Based and Performance-Based Share Awards

With respect to the time-based share awards granted under the 2009 Omnibus Plan (the “Plan”), in the event of a termination of employment by the Company without cause, upon a change of control or termination due to death or disability, all unvested time-based stock awards would become fully vested.

With respect to the performance-based share awards granted under the Plan, in the event of a termination of employment by the Company without cause or a termination due to death or disability before the performance period ending date, the number of performance-based shares shall continue to vest subject to the achievement of certain pre-established performance criteria for such awards with the performance period ending with the date as stated in the applicable award agreement. In the event of a change of control, all unvested performance-based shares would become fully vested as of the effective date of the change of control based on the assumption that the targeted amount of EBITDA performance as stated in the award agreements has been achieved.

Stock Options and SARS

With respect to stock options and SARS granted under the Plan, in the event the NEO ceases to be an employee of the Company, no further vesting will occur from and after the date of termination except in the event of a termination of employment by the Company without cause, in which case both stock options and SARS would become fully vested and exercisable as to any shares that have not otherwise vested as of the effective time of termination of employment.

In addition, if the NEO has performed at least five years of continuous service following the grant date and following grantee’s termination of service for any reason, the stock options and SARS will terminate and lapse on the expiration date. If the NEO has performed less than five years of continuous service following the grant date and following the termination of service, any unvested portion of the stock options and SARS will be immediately canceled and forfeited for no consideration and any vested portion of the stock options or SARS will terminate and lapse as follows: (i) in the event of termination of service for any reason, other than death, disability, retirement or cause, the stock options and SARS shall lapse on the earlier of the last day of the 90-day period on the date of service termination or the expiration date; or (ii) in the event of termination due to death or disability or retirement, the stock options and SARS shall lapse on the earlier of the last day of the one-year period beginning on the date of termination of service or the expiration date. In the event of a termination of service for cause, the stock options and SARS will lapse immediately upon the effective date of the termination of service.

In the event of a change of control, the stock options and SARS will become fully vested and canceled in exchange for a lump sum payment from the Company in an amount equal to the excess of the then fair market value of the Company’s common stock with respect to any shares remaining subject to purchase as established in the change of control event over the option or SARS exercise price for the remaining shares, if the Company’s Board determines that the Company is unable to cause adequate provision to be made to allow the holder to continue to benefit.

Based on the employment and compensation arrangements in effect as of December 31, 2019 and assuming a hypothetical termination date of December 31, 2019, including the price of the Company’s common stock on that date, the benefits upon termination without cause or upon a change of control, and termination due to death or disability for our NEOs would have been as follows in the table on page 55.

2020 PROXY STATEMENT	53

Executive Chairman of the Board Employment Agreement

In connection with Mr. Cleveland’s assuming the position of Executive Chairman, the Company and Mr. Cleveland entered into an employment agreement on March 13, 2020 to be effective as of January 1, 2020 (the “2020 Agreement”). The term of the 2020 Agreement continues until December 31, 2021, and is subject to automatic additional one-year terms unless either the Company or Mr. Cleveland provides written notice at least thirty (30) days prior to the end of the term of his or its decision to terminate. The 2020 Agreement provides for Mr. Cleveland to report to the Board, perform such duties as are assigned or delegated to him by the Board and devote a majority of his business time to the Company. In addition, he will serve as Chairman of the Board during the term of the 2020 Agreement, subject to normal governance procedures relating to Board membership. Pursuant to the 2020 Agreement, Mr. Cleveland is entitled to: (i) an annual base salary, (ii) participate in the Company’s employee benefits as they are generally available to the Company’s executive officers, (iii) participate in the Company’s annual non-equity incentive plan, and (iv) participate in the Company’s equity incentive plan. The 2020 Agreement also provides that Mr. Cleveland is also entitled to certain severance benefits in the event that his employment is terminated due to his death or disability or due to his termination by the Company without cause, or by himself for good reason (as such terms are defined in the 2020 Agreement), which includes, in certain circumstances, the satisfaction of any continuing employment vesting requirement (subject to the satisfaction of applicable performance criteria) and the payment of cash in lieu of bonus and/or equity incentive awards.

The 2020 Agreement also provides that Mr. Cleveland may not compete against the Company or solicit employees or customers from the Company during the term of the 2020 Agreement and continuing until the later of December 31, 2022, and the first anniversary of his termination of employment.

54

EXECUTIVE COMPENSATION

Name / Benefit	Termination Without Cause	Change of Control	Termination Due to Death or Disability

TODD M. CLEVELAND Base Salary	$750,000	$750,000	$—

Acceleration of Long-Term Incentives (1)	11,812,845	11,812,845	11,812,845

Acceleration of Stock Options/SARs Exercise (2)	—	—	—

Annual Non-Equity Incentive Bonus (3)	1,243,800	1,243,800	1,243,800

Total Benefits	$13,806,645	$13,806,645	$13,056,645

ANDY L. NEMETH BASE SALARY	$500,000	$500,000	$—

Acceleration of Long-Term Incentives (1)	5,554,329	5,554,329	5,554,329

Acceleration of Stock Options/SARs Exercise (2)	286,049	286,049	286,049

Annual Non-Equity Incentive Bonus (3)	624,650	624,650	624,650

Total Benefits (4)	$6,965,028	$6,965,028	$6,465,028

JEFFREY M. RODINO Base Salary	$425,000	$425,000	$—

Acceleration of Long-Term Incentives (1)	2,519,628	2,519,628	2,519,628

Acceleration of Stock Options/SARs Exercise (2)	112,283	112,283	112,283

Annual Non-Equity Incentive Bonus (3)	423,600	423,600	423,600

Total Benefits	$3,480,511	$3,480,511	$3,055,511

KIP B. ELLIS Base Salary	$450,000	$450,000	$—

Acceleration of Long-Term Incentives (1)	2,858,378	2,858,378	2,858,378

Acceleration of Stock Options/SARs Exercise (2)	36,270	36,270	36,270

Annual Non-Equity Incentive Bonus (3)	440,500	440,500	440,500

Total Benefits	$3,785,148	$3,785,148	$3,335,148

JOSHUA A. BOONE Base Salary	$400,000	$400,000	$—

Acceleration of Long-Term Incentives (1)	1,881,031	1,881,031	1,881,031

Acceleration of Stock Options/SARs Exercise (2)	—	—	—

Annual Non-Equity Incentive Bonus (3)	322,400	322,400	322,400

Total Benefits	$2,603,431	$2,603,431	$2,203,431

(1)

Represents the market value of both unearned time-based and performance-based shares of restricted stock that have not vested based on a market price of $52.43 per share, which was the NASDAQ Stock Market closing price on December 31, 2019. Termination without cause or due to death or disability includes the right for the performance-based shares to continue to vest after termination subject to meeting certain pre-established performance criteria for such awards. Amount in table assumes the stretch performance metric of the 2019 performance award and the maximum performance metric of the 2018 and 2017 awards have been achieved. Upon a change of control, the performance-based shares fully vest as of the effective date of the change of control.

(2)

Represents the market value of unexercisable stock options and SARs that have not vested based on the difference between the market price of $52.43 per share, which was the NASDAQ Stock Market closing price on December 31, 2019, and the option or SARs exercise price. Based on the hypothetical termination date of December 31, 2019, the exercise price for certain of the options and SARs granted in 2016 and for all of those granted in 2017 exceeded the NASDAQ Stock Market closing price on December 31, 2019, and therefore, the acceleration of benefits upon termination without cause or upon a change of control, and termination due to death or disability for each of the NEOs had no equivalent monetary value.

(3)

Represents the short-term non-equity incentive award earned in 2019 and approved by the Compensation Committee, based on the achievement of both pre-determined Company performance targets and individual performance targets for 2019. See “Summary Compensation Table” on pages 44 and 45.

(4)

Non-qualified deferred compensation balances are not included in the above table for Mr. Nemeth. See page 51 for additional information regarding Mr. Nemeth’s deferred compensation balances under the Executive Retirement Plans and the Non-Qualified Excess Plan.

2020 PROXY STATEMENT	55

Compensation

Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

M. Scott Welch (Chairman)

John A. Forbes

Michael A. Kitson

Pamela R. Klyn

Derrick B. Mayes

Denis G. Suggs

Security Ownership

of Certain Beneficial

Owners and

Management

The following table sets forth, as of March 20, 2020 (the record date), information concerning shareholders known to us as having beneficial ownership of more than five percent of our outstanding common stock and information with respect to the stock ownership of all of our directors, named executive officers, and all of our directors and executive officers as a group. The address of each director and named executive officer listed below is 107 West Franklin Street, Elkhart, Indiana 46515-0638, except as otherwise provided.

56

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

Name and Address of Beneficial Owner	Aggregate Number of Shares of Common Stock Beneficially Owned		Percent of Class

FIVE PERCENT SHAREHOLDERS:

Blackrock, Inc. 55 East 52nd St. New York, NY 10055	3,340,798	(1)	14.1	%(1)

Wellington Management Group LLP 280 Congress Street Boston, MA 02210	1,709,726	(2)	7.2	%(2)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,457,553	(3)	6.1	%(3)

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	1,206,620	(4)	5.1	%(4)

DIRECTORS:

M. Scott Welch (5)	114,008		*

Joseph M. Cerulli	41,311		*

John A. Forbes	31,762		*

Michael A. Kitson	18,352		*

Pamela R. Klyn	2,588		*

Derrick B. Mayes	2,588		*

Denis G. Suggs	2,588		*

NAMED EXECUTIVE OFFICERS: (6)

Todd M. Cleveland (7)	872,262		3.6%

Andy L. Nemeth	328,465		1.4%

Jeffrey M. Rodino	167,053		*

Kip B. Ellis	102,813		*

Joshua A. Boone	65,830		*

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (13 PERSONS) (8)	1,818,953		7.6%

* Less than 1%.

(1)	Information based on the Schedule 13G filed with the SEC by Blackrock, Inc. on February 4, 2020.

(2)	Information based on the Schedule 13G filed with the SEC by Wellington Management Group LLP on January 28, 2020.

(3)	Information based on the Schedule 13G filed with the SEC by The Vanguard Group on February 12, 2020.

(4)	Information based on the Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 12, 2020.

(5)	Includes 94,000 shares held directly by Mr. Welch’s spouse and 8,735 shares held in entities controlled by Mr. Welch’s adult children and in which Mr. Welch has an equity interest.

(6)

Except as otherwise indicated, the Named Executive Officers in the table have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them and such shares include stock options and stock appreciation rights, which are currently exercisable or will become exercisable or vested within sixty (60) days of the record date.

(7)

Mr. Cleveland has served as the Chairman of the Board since May 2018 and as a Director of the Company since 2008. In addition, his common stock holdings include 50,500 shares owned indirectly for the benefit of Mr. Cleveland’s children.

(8)	Includes a total of 420,748 stock options and 7,399 net stock appreciation rights which are exercisable within 60 days of the record date.

2020 PROXY STATEMENT	57

Related Party

Transactions

In 2019, the Company entered into transactions with companies affiliated with one of our independent Board members and with a member of the Board who retired in May 2019:

•

Purchased approximately $1.1 million of corrugated packaging materials from Welch Packaging Group (“Welch”), an independently owned company established by M. Scott Welch, who serves as the President and CEO of Welch; and

•

Sold approximately $0.4 million of RV component products to DNA Enterprises, Inc. (“DNA”) in the first six months of 2019. After June 30, 2019, sales to DNA no longer qualified as related party transactions, as Walter E. Wells, whose son serves as the President of DNA, retired from the Board effective May 15, 2019.

Review, Approval or Ratification of Transactions with Related Persons

We have no formal policy related to the approval of related party transactions. However, the Company undergoes specific procedures when evaluating related party transactions. A related party transaction is generally reported to the Chief Executive Officer or Chief Financial Officer, who assists in gathering the relevant information about the transaction and presents the information to the Board or one of its Committees. The Board then approves, ratifies or rejects the transaction. The related party transactions with companies affiliated with two of the Company’s board members described above were approved by the Board consistent with these procedures.

58

Proposals of

Shareholders for the

2021 Annual Meeting

Proposals Included in the Proxy Statement

Shareholder proposals for inclusion in proxy materials for the next Annual Meeting should be addressed to the Office of the Secretary, 107 West Franklin Street, Elkhart, Indiana 46515-0638, and must be received no later than December 24, 2020.

Proposals Not Included in the Proxy Statement

Our Articles of Incorporation require notice of any other business to be brought by a shareholder before the 2021 Annual Meeting of Shareholders (but not included in the proxy statement) to be delivered, in writing, to the Company’s Secretary, together with certain prescribed information, on or after March 24, 2021 and no later than April 23, 2021. Likewise, the Articles of Incorporation and Bylaws require that shareholder nominations to the Board for the election of directors to occur at the 2021 Annual Meeting of Shareholders be delivered to the Secretary, together with certain prescribed information, in accordance with the procedures for bringing business before an annual meeting at which directors are to be elected.

Householding of Annual

Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of Annual Meeting and Proxy Statement and the Annual Report for the year ended December 31, 2019 may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to Joshua A. Boone — Secretary, we will provide a separate copy of the Annual Report for the year ended December 31, 2019 or Notice of Annual Meeting and Proxy Statement.

2020 PROXY STATEMENT	59

Other Matters

A copy of our Annual Report on Form 10-K for the year ended December 31, 2019, excluding certain of the exhibits thereto, may be obtained without charge by writing to Joshua A. Boone — Secretary, Patrick Industries, Inc., 107 West Franklin Street, P.O. Box 638, Elkhart, Indiana 46515-0638.

The Board knows of no other proposals that may be presented for action at the meeting. However, if any other proposal properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

Shareholders are urged to execute and return promptly the enclosed form of proxy in the envelope provided.

By Order of the Board of Directors,

Joshua A. Boone

Secretary

April 23, 2020

60

PATRICK
INDUSTRIES, INC.

PATRICK INDUSTRIES, INC. / CORPORATE OFFICE

107 W. Franklin Street
P.O. Box 638
Elkhart, IN 46515
(800) 331-2151 / (574) 294-7511
www.patrickind.com

Patrick Industries, Inc. 107 West Franklin Street P.O. Box 638 Elkhart, Indiana 46515 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/PATK or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PATK IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 1. To elect nine directors to the Board of Directors to serve until the 2021 Annual Meeting of Shareholders. 01 - Joseph M. Cerulli 02 - Todd M. Cleveland 03 - John A. Forbes 04 - Michael A. Kitson 05 - Pamela R. Klyn 06 - Derrick B. Mayes 07 - Andy L. Nemeth 08 - Denis G. Suggs 09 - M. Scott Welch Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. 2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2020. For Against Abstain 3. To approve an amendment to the Company’s 2009 Omnibus Incentive Plan to increase the number of shares available for grant. For Against Abstain 4. To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers for fiscal year 2019. 5. To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

The 2020 Annual Meeting of Shareholders of Patrick Industries, Inc. will be held on Thursday, May 14, 2020 at 10:00 A.M. EDT, virtually via the internet at www.meetingcenter.io/205000405. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — PATK2020. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.investorvote.com/PATK IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. PATRICK INDUSTRIES, INC. Annual Meeting of Shareholders May 14, 2020 10:00 AM (EDT) This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Todd M. Cleveland and Andy L. Nemeth, or either of them, as the undersigned’s proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the undersigned’s Common Stock in PATRICK INDUSTRIES, INC. and at any adjournment or postponement thereof, with the same authority as if the undersigned were personally present. The 2020 Annual Meeting of Shareholders of PATRICK INDUSTRIES, INC. will be held on Thursday, May 14, 2020 at 10:00 A.M. EDT, virtually via the internet at www.meetingcenter.io/205000405. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — PATK2020. This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If this proxy is properly executed but no such directions are made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side Change of Address — Please print new address below. Comments — Please print your comments below.